EXHIBIT 10.1

                                POST-PETITION
                         LOAN AND SECURITY AGREEMENT

      THIS POST-PETITION LOAN AND SECURITY AGREEMENT is made this 21st day of January, 1999, by and among FLEET CAPITAL CORPORATION, a Rhode Island corporation ("FLEET"), with an office at 2711 Haskell Avenue, Suite 2100, LB21, Dallas, Texas 75204, BANKBOSTON, N.A., a national banking association ("BOSTON"), with an office at 100 Federal Street, Boston, Massachusetts 02110 (Fleet and Boston are collectively referred to as "LENDERS" or each individually a "LENDER"), FLEET, as Agent for Lenders (Fleet, in such capacity, the "AGENT"), and BRAZOS SPORTSWEAR, L.L.C., a Delaware limited liability company and a Chapter 11 debtor-in-possession ("BRAZOS"), with its chief executive office at 4101 Founders Boulevard, Batavia, Ohio 45103-2553, and MORNING SUN, INC., a Washington corporation and a Chapter 11 debtor-in-possession ("MORNING SUN"), with its chief executive office at 3500 20th Street E., Building C, Tacoma, Washington 98401, and BRAZOS EMBROIDERY, INC., a Pennsylvania corporation and a Chapter 11 debtor-in-possession ("EMBROIDERY"), with its chief executive office at Route 209 North, Millersburg, Pennsylvania 17061 (Brazos and Morning Sun and Embroidery being hereinafter individually referred to as a "BORROWER" and collectively referred to as "BORROWERS", subject to the provisions of SECTION
1.5 of this Agreement).

      A. Brazos, Morning Sun, Lenders and Agent are parties to a certain Third Amended and Restated Loan and Security Agreement, dated as of July 2, 1997, executed by Brazos, Inc., Morning Sun, Lenders and Agent which was amended by the following documents: (i) First Amendment to Third Amended and Restated Loan and Security Agreement dated September 29, 1997, executed by Brazos, Inc., Morning Sun, Agent and Lenders, (ii) Forbearance Agreement and Second Amendment to Third Amended and Restated Loan and Security Agreement executed on June 30, 1998, executed by Brazos (Brazos having succeeded by operation of law to all right, title, interest, duties and obligations of Brazos, Inc. in, to and under the Third Amended and Restated Loan and Security Agreement), Morning Sun, Agent and Lenders, (iii) Third Amendment to Third Amended and Restated Loan and Security Agreement, dated November 16, 1998, executed by Brazos, Morning Sun, Agent and Lenders, (iv) Amendment to Forbearance Agreement and Fourth Amendment to Third Amended and Restated Loan and Security Agreement, dated November 30, 1998, executed by Brazos, Morning Sun, Agent and Lenders, (v) Fifth Amendment to Third Amended and Restated Loan and Security Agreement, dated December 23, 1998, executed by Brazos, Morning Sun, Agent and Lenders, and (vi) Sixth Amendment to Third Amended and Restated Loan and Security Agreement dated January 15, 1999, executed by Brazos, Morning Sun, Agent and Lenders (as at any time amended, the "PRE-PETITION LOAN AGREEMENT"), pursuant to which Lenders have made revolving loans and Agent has issued or participated in letters of credit for the account of Borrowers (collectively, the "PRE-PETITION LIABILITIES"). As security for the payment and performance of each Borrower's obligations to the Agent and Lenders under or in connection with the Pre-Petition Loan Agreement and the Pre-Petition Liabilities, each Borrower
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granted to Agent, for the benefit of Lenders, a security interest in each
Borrower's accounts receivable and inventory.

      B. On January 21, 1999 (herein called the "FILING DATE"), (i) Brazos filed a voluntary petition (herein called the "BRAZOS PETITION") commencing its case (herein called the "BRAZOS CHAPTER 11 CASE") under Chapter 11 of the Bankruptcy Code (11 U.S.C. ss.ss. 101 ET SEQ; herEIn called the "BANKRUPTCY CODE") in the United Stated Bankruptcy Court for the District of Delaware (herein called the "COURT"), (ii) Morning Sun filed a voluntary petition (herein called "MORNING SUN PETITION") commencing its case (herein called the "MORNING SUN CHAPTER 11 CASE") under Chapter 11 of the Bankruptcy Code in the Court, and (iii) Embroidery filed a voluntary petition (herein called the "EMBROIDERY PETITION") commencing its case (herein called the "EMBROIDERY CHAPTER 11 CASE") under Chapter 11 of the Bankruptcy Code in the Court (the Brazos Petition, the Morning Sun Petition and the Embroidery Petition being hereinafter sometimes individually referred to as a "PETITION" collectively referred to as the "PETITIONS", and the Brazos Chapter 11 Case, the Morning Sun Chapter 11 Case and the Embroidery Chapter 11 Case being hereinafter sometimes individually referred to as a "CHAPTER 11 CASE" and collectively referred to as the "CHAPTER 11 CASES").

      C. Each Borrower is continuing to manage its business and properties as debtor in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

      D. The Borrowers have requested that the Lenders make funds available to the Borrowers pursuant to Section 364(c)(1), (c)(2) and (c)(3) of the Bankruptcy Code for such purposes as are hereinafter described in this Agreement.

      E. The Borrowers have been unable to obtain debtor in possession financing on an unsecured basis or on terms as favorable or more favorable than the terms provided herein, and an immediate need exists for the Borrowers to obtain funds to continue in the operation of their business.

      F. To provide security for, and to assure the repayment of the Obligations (as hereinafter defined), Borrowers have agreed to provide to the Agent, for the benefit of Lenders, INTER ALIA, security interests in all of their property and interests, whether real or personal, tangible or intangible, on the terms and conditions set forth herein and in accordance with Section 364(c)(1), (c)(2) and
(c)(3) of the Bankruptcy Code.

      G. The Lenders are willing to make funds available to the Borrowers for the aforementioned purposes, subject to the terms and provisions of this Agreement and subject to the terms and conditions set forth in an order of the Court approving the proposed financing.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
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SECTION 1.        GENERAL DEFINITIONS

      1.1. DEFINED TERMS. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

      1999 FORECAST - the forecast of Borrowers' business operations and financial position on a month-by-month basis for calendar year 1999 which has been supplied by Borrowers to Lenders prior to the date of this Agreement and which is attached hereto as EXHIBIT G.

      ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account.

      ACCOUNTS - all accounts, whether now owned or hereafter created or acquired by a Borrower or in which a Borrower now has or hereafter acquires any interest.

      ADVANCE - the disbursement by a Lender (or by Agent on behalf of Lenders) of a Loan to Borrowers pursuant to this Agreement.

      AFFILIATE - a Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Borrower; (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of a Borrower; or (c)10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by a Borrower or a Subsidiary of a Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

      AGENT - as defined in the preamble of this Agreement, and any successor Agent appointed pursuant to the terms of this Agreement.

      AGREEMENT - this Post-Petition Loan and Security Agreement, including all Exhibits hereto, as the same may be modified, supplemented, extended, amended, or restated from time to time.

      APPLICABLE ANNUAL RATE - as defined in SECTION 3.1(A) of this Agreement.

      AVAILABILITY RESERVE - on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) any amount that a Borrower is obligated to pay pursuant to the provisions of any of the DIP Financing Documents that Agent or any Lender elects to pay for the account of Borrower in accordance with authority contained in any of the DIP Financing Documents; and (ii) reserves established by Agent and/or Lenders from time to time pursuant to SECTION 2.1(A) hereof.
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      AVERAGE DAILY LOAN BALANCE - for any relevant period of time, the amount obtained by adding the unpaid balance of the Loans owing by Borrowers to Lenders at the end of each day for each day during the time period in question (as reflected in the records of Agent) and by dividing such sum by the number of days in such time period.

      AVERAGE EXCESS AVAILABILITY - an amount equal to (a) the sum, determined at the end of each day during the period of time in question, of (i) the Borrowing Base MINUS (ii) the unpaid balance of Loans owing by Borrowers to Lenders (as reflected in the records of Agent) at the end of each day during such period, divided by (b) the number of days in such period of time.

      AVERAGE MONTHLY LOAN BALANCE - the amount obtained by adding the unpaid balance of Loans owing by Borrowers to Lenders at the end of each day for each day during the month in question (as reflected in the records of Agent) and by dividing such sum by the number of days in such month.

      AVERAGE MONTHLY REVOLVING CREDIT LOANS USAGE - as defined in SECTION 3.1(I) of this Agreement.

      AVOIDANCE CLAIM - any claim that could be asserted by or on behalf of a Borrower or the Estate in such Borrower's Chapter 11 Case against a Person under 11 U.S.C. ss.ss. 544, 546, 547, 548, 549, 550 or 553.

      BANK - Fleet National Bank and its successors and assigns.

      BANKRUPTCY CODE - as defined in the preamble hereto.

      BASE RATE - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if the prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

      BORROWER SUBORDINATED DEBT - Indebtedness of a Borrower that is expressly subordinated to the Obligations upon terms satisfactory to Lenders.

      BORROWING - the combined Advances made to Borrowers on a single date.

      BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

         (a) (i) the DIP Facility Limit; MINUS (ii) 100% of the face amount of all standby Letters of Credit which are part of the DIP Facility (including any standby Rollover Letters of Credit) which are either issued by Agent or issued by Bank and are covered by the provisions of an LC Risk Participation Agreement which are outstanding at such date;
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MINUS (iii) 45% of the face amount of all documentary Letters of Credit which are part of the DIP Facility (including any documentary Rollover Letters of Credit) which are either issued by Agent or are issued by Bank and covered by the provisions of an LC Risk Participation Agreement which are outstanding at such date; MINUS (iv) the Availability Reserve; MINUS (v) the Carve-Out Reserve; or

            (b) an amount equal to:

                  (i) 85% (or such lesser percentage as Lenders may in their sole discretion determine from time to time after the occurrence of a Default or an Event of Default) of the net amount of Eligible Accounts outstanding as of the applicable Calculation Date;

                                        PLUS

                  (ii) the lesser of (A) $35,000,000 or (B) the sum of: (1) the LESSER of (x) $5,000,000 or (y) 55% (or such lesser percentage as Lenders may in their sole discretion determine from time to time after the occurrence of a Default or an Event of Default) of the value of Eligible Finished Goods Inventory consisting of "printed" finished goods as of the applicable Calculation Date, PLUS (2) the sum of: (x) 55% (or such lesser percentage as Lenders may in their sole discretion determine from time to time after the occurrence of a Default or an Event of Default) of the value of Eligible Inventory (other than Eligible Finished Goods Inventory consisting of "printed" finished goods), as of the applicable Calculation Date, PLUS (y) the Seasonal Inventory Amount as of the applicable Calculation Date;

                                        PLUS

                  (iii) the Equipment Revolver Subline Amount;

                                       MINUS

                  (subtract from the sum of CLAUSES (I), (II) and (III) above)

                  (iv) the sum of: (a) 100% of the face amount of all standby Letters of Credit which are part of the DIP Facility (including any standby Rollover Letters of Credit) which are either issued by Agent or are issued by Bank and are covered by the provisions of an LC Risk Participation Agreement which are outstanding at such date, (b) 45% of the face amount of all documentary Letters of Credit which are part of the DIP Facility (including any documentary Rollover Letters of Credit) which are either issued by Agent or are issued by Bank and covered by the provisions of an LC Risk Participation Agreement which are outstanding at such date,
      (c) the Availability Reserve, and (d) the Carve-Out Reserve.
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      For purposes of CLAUSE (B)(I) above, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

      For purposes of CLAUSE (B)(II) above the value of Eligible Inventory on a date shall be calculated on the basis of the lower of cost or market. Cost shall be calculated on a first-in, first-out basis.

      Without limiting Lenders' discretion to adjust advance rates from time to time after the occurrence of a Default or an Event of Default as provided above, Borrowers acknowledge that Lenders may from time to time before or after the occurrence of a Default reduce the Inventory advance rate if Lenders determine that the size mix of any Borrower's finished goods has materially changed from the size mix as of the Closing Date.

      In addition to and not in limitation of any of the other rights of Lenders and Agent contained in this Agreement, the Borrowers hereby agree and acknowledge that to the extent that the proceeds received by Borrowers, Agent or Lenders on or after the date of this Agreement from the disposition of Collateral exceed the amount of the Revolving Credit Loans advanced on such Collateral (the "EXCESS AMOUNT"), such Excess Amount will be applied in such a manner as Agent determines, in its sole discretion, is necessary in order that no additional Borrowing Base availability is created by such Excess Amount (which may be effectuated, in the sole discretion of Agent, among other methods, by a permanent reduction in the Equipment Revolver Subline Amount). Notwithstanding the foregoing, the term "Excess Amount" shall not include proceeds from the disposition of Inventory or collection of Accounts in the ordinary course of business or proceeds from the disposition of the Cincinnati Facility Inventory .

      BORROWING BASE REPORT - as defined in SECTION 9.1(R) hereof.

      BOSTON - as defined in the preamble to this Agreement.

      BRAZOS - as defined in the preamble to this Agreement.

      BRAZOS CHAPTER 11 CASE - as defined in the preamble to this Agreement.

      BRAZOS PETITION - as defined in the preamble to this Agreement

      BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in such state are closed.

      BUSINESS PLAN - the business plan to be prepared by Borrowers and delivered to Lenders by March 15, 1999, to be in form and scope satisfactory to Lenders, and to detail (i) the financial forecast of Borrower's financial position during the Chapter 11 Cases, including the cash flows, profit and loss, Borrowing Base availability, Revolving Credit Loans balance, and liquidity of Borrowers; (ii) the timetable during the period before final confirmation of the Reorganization Plan for achieving the proposed strategy relating to the reorganization of Borrowers' business, including, without limitation, the timetable for the liquidation of the Cincinnati Facility Inventory and the method and manner by which all Obligations will be paid in full in cash upon the earlier to occur of the Maturity Date or the final confirmation of the Reorganization Plan; and (iii) an outline of the joint plan of reorganization Borrowers intend to propose in their jointly administered Chapter 11 Case.

      CALCULATION DATE - as at any date when the Borrowing Base is to be determined the effective date of the most recent Borrowing Base Report submitted to Agent pursuant to SECTION 9.1(R) hereof (provided that if the Borrowing Base Report required by SECTION 9.1(R) hereof is due and has not been delivered by Borrowers to Agent, Agent shall have the right to determine in its credit judgment what should be the relevant "Calculation Date" for purposes of calculation of the Borrowing Base).

      CAPITAL EXPENDITURES - expenditures made and liabilities incurred (including the principal portion of Capitalized Lease Obligations, but excluding capitalized interest) for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

      CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

      CARVE-OUT RESERVE - on any date of determination thereof, an amount equal to the sum of: (i) $250,000.00; PLUS (ii) the Post Default Carve Out Amount (as defined in the Interim Financing Order); PLUS (iii) allowed accrued professional fees in the Chapter 11 Cases which are unpaid at such date.

      CHANGE IN CONTROL - (i) the first date that those Persons who on the date of this Agreement hold all of the outstanding Voting Stock of Brazos (including options, warrants and other Securities convertible into or exchangeable with such Voting Stock), together with their respective Affiliates, hold less than fifty percent (50%) of the outstanding Voting Stock of the Brazos determined on a fully diluted basis (assuming full conversion or exchange of all options, warrants, or other Securities which are convertible into or exchangeable with such Voting Stock), and/or (ii) the first date Brazos holds less than one hundred percent (100%) of the outstanding capital stock of Morning Sun.

      CHAPTER 11 CASE and CHAPTER 11 CASES - as defined in the preamble to this Agreement.

      CHATTEL PAPER - shall have the meaning ascribed to "chattel paper" in the Code.

      CINCINNATI FACILITY - Brazos' facility at 4101 Founders Boulevard, Batavia, Ohio.

      CINCINNATI FACILITY INVENTORY - the Inventory of Brazos located at the Cincinnati Facility on the date hereof, as reported on or prior to the date hereof to Lenders by Borrowers.

      CLOSING DATE - the date of execution of this Agreement.

      CODE - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

      COLLATERAL - all of the Property and interests in Property of each Borrower described in SECTION 4 hereof and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations, whether or not such Property or interest in Property was existing or acquired by such Borrower prior to or after the Filing Date.

      CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

      COURT - as defined in the preamble to this Agreement.

      DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

      DEFAULT RATE - as defined in SECTION 3.1(B) of this Agreement.

      DIP FACILITY - the credit facilities established by Lenders in favor of Borrowers pursuant to SECTION 2 hereof.

      DIP FACILITY LIMIT - on any date of determination thereof, an amount equal to $62,500,000.00, MINUS the DIP Facility Limit Reduction Amount on such date. Fleet's maximum portion of the DIP Facility Limit (assuming the DIP Facility Limit Reduction Amount on such date is $0.00) is $36,750,000.00, i.e., Fleet's DIP Facility Limit (assuming the DIP Facility Limit Reduction Amount on such date is $0.00) is $36,750,000.00. Boston's maximum portion of the DIP Facility Limit (assuming the DIP Facility Limit Reduction Amount on such date is $0.00) is $25,750,000.00, i.e., Boston's DIP Facility Limit (assuming the DIP Facility Limit Reduction Amount on such date is $0.00) is $25,750,000.00.

      DIP FACILITY LIMIT REDUCTION AMOUNT - on any date of determination thereof, the aggregate amount of proceeds received by Borrowers, Agent or Lenders from the disposition of Collateral after the Closing Date. Notwithstanding the foregoing, the term "DIP Facility Limit Reduction Amount" shall not include proceeds from the sale of Inventory or the collection of Accounts in the ordinary course of business or proceeds from the sale of the Cincinnati Facility Inventory.

      DIP FINANCING DOCUMENTS - this Agreement and any and all other agreements, instruments and documents now or hereafter executed by a Borrower in favor of Agent and/or Lenders with respect to any of the transactions contemplated by this Agreement.

      DIP ORDERS - means the Interim Financing Order and the Permanent Financing Order.

      DISNEY - means Disney Enterprises, Inc. or any affiliate of Disney Enterprises, Inc.

      DOCUMENTS - shall have the meaning ascribed to the term "document" in the Code.

      DISTRIBUTION - in respect of any corporation means and includes: (a) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (b) the redemption or acquisition of its capital stock (or any rights, warrants or options relating to the acquisition of any Borrower's capital stock) unless made contemporaneously from the net proceeds of the sale of Securities.

      DOLLAR - lawful money of the United States of America.

      DOMINION ACCOUNT - a special account of Lenders established by Borrowers pursuant to the Pre-Petition Loan Documents at a bank selected by Borrowers, but acceptable to Agent, and over which Agent, for the benefit of Lenders, shall have sole and exclusive access and control for withdrawal purposes.

      ELIGIBLE ACCOUNT - an Account arising in the ordinary course of a Borrower's business from the sale of goods or rendition of services which Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (a) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of a Borrower or to a Person controlled by an Affiliate of such Borrower; or (b) it is unpaid for more than 60 days after the original due date shown on the invoice; or (c) it is due or unpaid more than 90 days after the original invoice date (PROVIDED, HOWEVER, that in circumstances where the relevant Account Debtor is given payment terms of equal to or greater than 60 days after invoice date and such Account Debtor is specifically described on
EXHIBIT V attached hereto, this ineligibility classification shall instead apply to any Account from such Account Debtor which is due or unpaid more than 120 days after the original invoice date); or (d) 20% or more of the Accounts from an Account Debtor to a Borrower are not deemed Eligible Accounts hereunder (PROVIDED, HOWEVER, that in circumstances where either (i) an Account Debtor is specifically listed on EXHIBIT W attached hereto or the Agent and Lenders, in their reasonable credit judgment, have pre-approved such a change for a specific Account Debtor, this ineligibility classification shall instead apply to the situation where 50% or more of the Accounts from such an Account Debtor to such Borrower are not deemed Eligible Accounts hereunder); or (e) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or (f) the Account Debtor is also such Borrower's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to such Borrower, or the Account otherwise is subject to any right of setoff by the Account Debtor, to the extent of any offset, dispute or claim; or (g) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (h) it arises from a sale to an Account Debtor outside the United States, unless a documentary Letter of Credit has been issued with respect to such Account, by an issuer and in form and substance satisfactory to Lenders, or the Lenders otherwise approve such Account; or (i) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (j) Agent in good faith believes that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (k) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Agent, on behalf of Lenders, in form and substance satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 ET SEQ.); or (l) the Account Debtor is located in either the state of New Jersey, the state of Minnesota, the state of Indiana, the state of West Virginia or any other state requiring the filing of a Business Activity Report or similar document in order for such Borrower to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state, unless such Borrower has qualified to do business as a foreign corporation or has filed a Notice of Business Activities Report or similar required report with the appropriate officials in those states for the then current year; or (m) the Account is subject to a Lien other than a Permitted Lien (which Permitted Lien, if so required by Lenders, has been satisfactorily subordinated to Agent's Lien, for the benefit of Lenders, in such Account pursuant to an intercreditor agreement or similar document acceptable in form and substance to Lenders, in their sole discretion); or (n) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (o) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Agent to the extent such Account exceeds such limit; or (p) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or
(q) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances for prompt payment are reflected in the calculation of the face value of each invoice related to such Account, to the extent of such deduction; or (r) such Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or (s) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or (t) Lenders do not have a perfected first priority Lien in the Account. Notwithstanding anything herein to the contrary, Accounts of Embroidery shall at no time constitute "Eligible Accounts".

      ELIGIBLE EQUIPMENT - such Equipment of a Borrower which Agent, in its reasonable credit judgment, deems to be Eligible Equipment and which is covered by the Equipment Appraisal. Without limiting the generality of the foregoing, no Equipment shall be Eligible Equipment unless, in Agent's credit judgment, it (a) is in good operating condition and repair (reasonable wear and tear excepted),
(b) is not affixed to any real Property owned or leased by a Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction, (c) conforms in all respects to the warranties and representations set forth in SECTION 7.1 hereof, (d) is at all times subject to Agent's for the benefit of Lenders, duly perfected, first priority security interest and no other Lien except a Permitted Lien, (e) is situated at a location in compliance with SECTION 4.5 hereof and is not in transit, and (f) is owned by Brazos or Morning Sun.

      ELIGIBLE FINISHED GOODS INVENTORY - Eligible Inventory consisting of "blank" or "printed" finished goods of a Borrower.

      ELIGIBLE INVENTORY - such Inventory of a Borrower (other than packaging materials and supplies) which Agent, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Agent's opinion, it (a) is (i) cloth rolls, piece goods and other raw materials acceptable to Agent or (ii) "blank" or "printed" finished goods of a Borrower or (iii) the portion of work-in-process of the Plymouth division consisting of completed "blank" T-shirts, sweatshirts and polo shirts, (b) is in good, new and saleable condition, (c) is not obsolete or unmerchantable, (d) meets all standards imposed by any governmental agency or authority, (e) conforms in all respects to the warranties and representations set forth in SECTION 6.1 hereof, (f) is at all times subject to Agent's, for the benefit of Lenders, duly perfected, first priority security interest and no other Lien except a Permitted Lien, (g) is situated at a location in compliance with SECTION 4.5 hereof and is not in-transit; PROVIDED, HOWEVER, Agent shall include in-transit Inventory as Eligible Inventory so long as such Inventory would otherwise constitute Eligible Inventory hereunder and each of the following statements is true and accurate as determined by Agent, in its reasonable credit judgment: (i) a documentary Letter of Credit has been issued in connection with the purchase of such Inventory by such Borrower, (ii) such Inventory satisfies the other requirements herein and title thereto is in the name of such Borrower; (iii) Agent or an agent or bailee of Agent has itself received appropriate documentation evidencing title of such Borrower in such Inventory and the other relevant shipping documents (which documentation shall consist of items requested by Agent, in its sole discretion, but at a minimum such items shall include all of the clean, negotiable on-board bills of lading issued by the relevant carrier and describing the Inventory, together with a commercial invoice describing the Inventory, a packing list, and if shipment is C.I.F. rather than F.O.B., a certificate of insurance regarding the Inventory), unless such documentation is at such time in the possession of a customs broker covered by a satisfactory customs broker agreement, as described below in CLAUSE (IV), and (iv) a customs broker is used in connection with the transit of such Inventory, and there is in effect a customs broker agreement in form and substance satisfactory to Agent, in Agent's reasonable credit judgment, executed by such customs broker and such Borrower covering such Inventory and the documents of title relating thereto; PROVIDED, FURTHER, Inventory which is situated at the location of a processor of such Inventory shall not be included within Eligible Inventory unless such processor has entered into a written agreement with Agent, on behalf of and for the benefit of Lenders, in form and substance satisfactory to Lenders, in their sole discretion, providing, among other things, that such processor will not assert any lien with respect to any Collateral for unpaid processing or storage charges, and (i) is not consigned by a Person to such Borrower or by such Borrower to any Person. Notwithstanding the foregoing, in no event (x) shall Inventory of a Borrower produced under a license with Disney or having printed thereon a Disney character ever constitute Eligible Inventory, or
(y) Inventory of Embroidery ever constitute Eligible Inventory. The parties hereto agree that the amount of the Cincinnati Facility Inventory which will be not Eligible Inventory because it is obsolete or slow-moving Inventory will be $1,615,000.

      EMBROIDERY - Brazos Embroidery, Inc., a Pennsylvania corporation.

      EMBROIDERY CHAPTER 11 CASE - as defined in the preamble to this Agreement.

      EMBROIDERY IRB - the obligations and liens (a) evidenced by (i) that certain $720,713 promissory note dated April 1, 1995, executed by Needleworks, Inc., a Pennsylvania corporation ("Needleworks") and Old Mill Holdings, Inc., a Delaware corporation ("Old Mill") and made payable to the order of Meridian Bank, a Pennsylvania banking corporation ("Meridian"), (ii) that certain Security Agreement dated April 1, 1995 executed by Old Mill and Needleworks for the benefit of Meridian, (iii) that certain Mortgage, Assignment of Leases and Security Agreement dated April 1, 1995, executed by Needleworks for the benefit of Meridian, (iv) that certain Reimbursement Agreement dated April 1, 1995 among Meridian and Old Mill and Needleworks, and (b) assumed by Embroidery under that certain Assumption and Modification Agreement dated as of December 1, 1995, among Meridian, Old Mill, Needleworks, and Embroidery.

      EMBROIDERY PETITION - as defined in the preamble to this Agreement.

      ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

      EQUIPMENT - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in a Borrower's operations or owned by a Borrower or in which a Borrower has an interest, whether now owned or hereafter acquired by a Borrower and wherever located and whether owned or acquired prior to or after the Filing Date, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

      EQUIPMENT APPRAISAL - the appraisal prepared by Agent as to certain Equipment of Borrowers located at the Cincinnati Facility, the Equipment located at the Tacoma, Washington location, the Equipment located at the Staten Island, New York location, and the Equipment located at the College Station, Texas location, which appraisal is based on a physical inspection of the Equipment located at the Cincinnati Facility, the Tacoma, Washington location, and the Staten Island, New York location.

      EQUIPMENT REVOLVER SUBLINE AMOUNT - at any specific date of determination during the Equipment Revolver Subline Period, the amount calculated as follows:
(i) $3,500,000 (or, if the Equipment Appraisal shows an appraised value of the Eligible Equipment less than $3,500,000, the Agent, in its sole and absolute discretion, may replace the $3,500,000 amount with such lower appraised value of the Eligible Equipment), MINUS (ii) the aggregate proceeds received by a Borrower or Agent or Lender during the Equipment Revolver Subline Period from dispositions of Eligible Equipment; PROVIDED, HOWEVER, that beginning September 30, 1999, and continuing thereafter, the Equipment Revolver Subline Amount shall be equal to $0.00.

      EQUIPMENT REVOLVER SUBLINE CONDITIONS - the Equipment Revolver Subline Period shall not begin until the following conditions precedent are satisfied in a manner satisfactory to Agent, in its sole discretion:

      (i)   No Event of Default or Default shall exist;

      (ii) Lenders shall have received and reviewed the Equipment Appraisal, which shall be in form and scope satisfactory to Agent and Lenders; and

      (iii) Agent shall have received evidence satisfactory to it, in its sole discretion, that Agent, for the benefit of Lenders, has a first priority Lien in the Equipment covered by the Equipment Appraisal, and the Court shall have issued an order that such Lien conferred upon Agent for the benefit of Lenders, against such Equipment constitutes, pursuant to Section 364(c)(2) of the Bankruptcy Code, a first priority Lien and security interest in all of such Equipment.

      EQUIPMENT REVOLVER SUBLINE PERIOD - the period of time beginning with the date, if ever, that the Equipment Revolver Subline Conditions are satisfied in a manner satisfactory to Agent, in its sole discretion, and continuing through (but no longer than) September 29, 1999.

      ESTATE - the estates created in the Chapter 11 Cases pursuant to 11 U.S.C. ss.541(a).

      ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder.

      EVENT OF DEFAULT - as defined in SECTION 11.1 of this Agreement.

      EXCESS - as defined in SECTION 3.1(D) of this Agreement.

      EXCESS AMOUNT - as defined in the definition of "Borrowing Base" contained in this Agreement.

      FLEET BANK RISK PARTICIPATION AGREEMENT - that certain Letter of Credit Risk Participation Agreement executed by and between Fleet and Bank, dated August 9, 1996, as amended and restated or substituted for from time to time.

      GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

      GENERAL INTANGIBLES - all general intangibles of each Borrower, whether now owned or hereafter created or acquired by such Borrower, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims belonging to or attributable to Borrower, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any such Borrower's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of Borrower of every kind and nature (other than Accounts).

      GUARANTOR - any Person who may now or hereafter guarantee payment of or performance of the whole or any part of the Obligations, including, without limitation; (i) as to the Obligations of Brazos, the respective guarantee of payment and performance of each of Morning Sun and Embroidery, (ii) as to the Obligations of Morning Sun, the respective guarantee of payment and performance of each of Brazos and Embroidery, and (iii) as to the Obligations of Embroidery, the respective guarantee of payment and performance of Brazos and Morning Sun.

      GUARANTY AGREEMENTS - the Continuing Guaranty Agreement which is executed by the relevant Guarantor, in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Agent, covering all Obligations of the relevant Borrower to Lenders and Agent.

      INDEBTEDNESS - as applied to a Person means, without duplication (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (b) all obligations of other Persons which such Person has guaranteed and (c) in the case of a Borrower (without duplication), the portion of the Obligations which would be shown on the liability side of a balance sheet of such Borrower as at the date of determination.

      INSOLVENCY PROCEEDING - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

      INSTRUMENT - shall have the meaning ascribed to the term "instrument" in the Code.

      INTERIM FINANCING ORDER - the order entered by the Court pursuant to
Section 364(c) of the Bankruptcy Code and Bankruptcy Rule 4001(c), authorizing Borrowers to incur post-petition secured and super-priority indebtedness under the DIP Facility in accordance with this Agreement on an interim basis, granting Agent, for the benefit of Lenders, a right to the proceeds from all Collateral in accordance with this Agreement (including, without limitation, a specific grant of a security interest to Agent, for the benefit of Lenders, in all Equipment of Borrowers), providing for the immediate payoff in full of all the Pre-Petition Debt, and providing that all Letters of Credit existing on the Filing Date are to be part of the DIP Facility and that the reimbursement obligations and other liabilities of Borrowers in connection therewith constitute "Obligations" under this Agreement, such order to be in form and substance satisfactory to Lenders.

      INVENTORY - all of each Borrower's inventory, whether now owned or hereafter acquired and wherever located, including, but not limited to, all goods intended for sale or lease by such Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Borrower's business; and all Documents evidencing and General Intangibles relating to any of the foregoing.

      JAPANESE SUBSIDIARY - Brazos Sportswear Japan, KK, a corporation organized under the laws of Japan and a wholly-owed subsidiary of Brazos.

      LC PAYMENT - as defined in SECTION 2.3(A) of this Agreement.

      LC RISK PARTICIPATION AGREEMENT - each of the Fleet Bank Risk Participation Agreement and each other agreement, in form and substance satisfactory to Lenders, executed by Agent with Bank, pursuant to which Agent agrees to purchase a one hundred percent (100%) participation in any payments made by Bank under such Letters of Credit which are not immediately reimbursed to Bank by Borrowers.

      LETTER OF CREDIT - a standby or documentary Letter of Credit, as the case may be, at any time issued by Agent or Bank for the account of a Borrower.

      LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

      LOAN ACCOUNT - the loan account established on the books of Agent pursuant to SECTION 2.6 hereof.

      LOANS - all loans and advances made by Lenders pursuant to this Agreement, including, without limitation, all Revolving Credit Loans.

      MATURITY DATE - one year from the date of this Agreement, or any later date that is mutually agreed to in writing by Borrowers and Lenders.

      MAXIMUM LEGAL RATE - as defined in SECTION 3.1(C) of this Agreement.

      MONEY BORROWED - as applied to Indebtedness, means (a) Indebtedness for borrowed money; (b) Indebtedness, whether or not in any such case the same was for borrowed money, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (c) Indebtedness that constitutes a Capitalized Lease Obligation; and (d) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c) hereof.

      MORNING SUN - as defined in the preamble of this Agreement.

      MORNING SUN CHAPTER 11 CASE - as defined in the preamble of this Agreement.

      MORNING SUN PROCEEDING - as defined in the preamble of this Agreement.

      MORTGAGES - all mortgages, deeds of trust, security deeds and other instruments encumbering any real Property or leasehold interests of a Borrower as security for the Obligations.

      MOTION - the Motion of Borrowers for approval of the financing pursuant to the terms of this Agreement.

      MULTI-EMPLOYER PLAN - has the meaning set forth in SECTION 4001(A)(3) of ERISA.

      NOTES - the Revolving Credit Notes executed by Borrowers and delivered pursuant to the terms of this Agreement, together with any renewals, extensions or modifications thereof.

      OBLIGATIONS - all Loans and all other advances, reimbursement obligations under Letters of Credit (including, without limitation, the Rollover Letters of Credit, the intent of the parties being that all Letters of Credit existing on the Filing Date are to be part of the DIP Facility and all reimbursement obligations and other liabilities of Borrowers in connection therewith shall be "Obligations" for the purposes of this Agreement), LC Payments, debts, liabilities, obligations, covenants and duties arising or otherwise accrued under this Agreement or any of the other DIP Financing Documents owing, arising, due or payable from a Borrower to Agent and/or Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to a Borrower under this Agreement or any of the other DIP Financing Documents.

      OSHA - the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

      OVERADVANCE - the amount, if any, by which the outstanding principal amount of the Revolving Credit Loans on any date for any reason exceeds the Borrowing Base on such date.

      PARENT - Brazos Sportswear, Inc., a Delaware corporation.

      PERMANENT FINANCING ORDER - an order to be entered by the Court as to which no stay has been entered and which has not been vacated, modified, or overturned; is in form and substance substantially similar to the Interim Financing Order; and authorizes the incurrence by Borrower of permanent post-petition super-priority indebtedness under the DIP Facility in accordance with this Agreement and the DIP Financing Documents.

      PERMITTED INSURER - an insurance company rated AA+, AA or higher by Standard and Poors Corporation and AA or higher by Moody's Investor Services, Inc. and which is otherwise reasonably satisfactory to Agent.

      PERMITTED LIENS - any Lien of a kind specified in CLAUSES (I) THROUGH (X) of SECTION 9.2(H) of this Agreement.

      PERSON - an individual, partnership, corporation, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

      PLAN - an employee benefit plan now or hereafter maintained for employees of a Borrower that is covered by Title IV of ERISA.

      PETITION and PETITIONS - as defined in the preamble to this Agreement.

      PRE-PETITION DEBT - all indebtedness, liabilities and obligations owed by a Borrower to Agent and Lenders on the Filing Date (including, without limitation, the Pre-Petition Liabilities described in the preamble to this Agreement) whether direct or indirect, absolute or contingent or due or to become due, including all interest thereon accruing after the Filing Date and all legal fees and collection expenses heretofore or hereafter incurred in collecting any of such indebtedness and any amounts that a Borrower may be obligated to pay Agent and Lenders in connection with Letters of Credit issued by Agent prior to the Filing Date or covered by LC Risk Participation Agreements and existing on the Filing Date.

      PRE-PETITION LIABILITIES - as defined in the preamble to this Agreement.

      PRE-PETITION LOAN AGREEMENT - as defined in the preamble to this Agreement.

      PRE-PETITION LOAN DOCUMENTS - the Pre-Petition Loan Agreement and all instruments, agreement, pledges, assignments, and other documents executed in connection therewith or with reference thereto or to evidence or secure payment of the whole or any part of the Pre-Petition Debt.

      PROHIBITED TRANSACTION - any transaction set forth in SECTION 406 of ERISA or SECTION 4975 of the Internal Revenue Code of 1986.

      PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      RENTALS - as defined in SECTION 9.2(W) of this Agreement.

      REORGANIZATION PLAN - a plan of reorganization proposed by a Borrower or any other Person in any of the Chapter 11 Cases.

      REPORTABLE EVENT - any of the events set forth in SECTION 4043(B) of ERISA which is required to be reported to the PBGC.

      RESTRICTED INVESTMENT - any investment in cash or by delivery of Property to any Person including without limitation, Japanese Subsidiary and Parent, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (a) Property to be used in the ordinary course of business; (b) proceeds arising from the sale of goods and services in the ordinary course of business of Brazos, Morning Sun and Embroidery; (c) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;
(d) demand deposit accounts maintained in the ordinary course of business with federally insured financial institutions; (e) investments in certificates of deposit issued by Boston or Bank or by any other bank or financial institution with combined capital surplus and undivided profits of at least $100,000,000 maturing within one year from the date of acquisition; (f) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; (g) investments by Brazos in Morning Sun and Embroidery and by Morning Sun in Brazos and Embroidery and by Embroidery in Brazos and Morning Sun; (h) repurchase obligations with a term of not more than seven days for underlying securities of the types described in CLAUSE (C) above entered into with any commercial bank meeting the requirements of CLAUSE (E) above; and (i) investments in money market or other mutual funds substantially all the assets of which are comprised of securities of the types referred to in CLAUSES (C), (E) and (H) above.

      REVOLVING CREDIT LOAN - a Loan made by a Lender as provided in SECTION 2.1(A) of this Agreement.

      REVOLVING CREDIT NOTES - those certain Post-Petition Revolving Credit Notes to be executed by Borrowers in favor of each Lender to evidence Borrowers' Indebtedness to such Lender for its Revolving Credit Percentage, the Post-Petition Revolving Credit Note in favor of Fleet to be in the form of EXHIBIT A-1 attached hereto, as the same may be amended, renewed, extended, modified or restated from time to time and the Post-Petition Revolving Credit
Note in favor of Boston to be in
the form of EXHIBIT A-2 attached hereto as the same may be amended, renewed, modified, extended or restated from time to time.

      REVOLVING CREDIT PERCENTAGE - each Lender's percentage of the DIP Facility Limit, which as to Fleet is 58.8%, and which as to Boston is 41.2%.

      ROLLOVER LETTERS OF CREDIT - Letters of Credit existing on the Filing Date to the extent the DIP Orders provide such Letters of Credit are to be part of this DIP Facility and that the reimbursement obligations and other liabilities thereunder of Borrowers constitute "Obligations" under this Agreement.

      SEASONAL INVENTORY AMOUNT - during the period (BUT ONLY DURING THE PERIOD) beginning the effective date of the Interim Financing Order, and continuing through September 30, 1999, 10% (or such lesser percentage as Lenders may in their discretion determine from time to time after the occurrence of a Default) of the value of the Eligible Inventory consisting of 'blank' finished goods inventory of Borrowers at such date. Beginning October 1, 1999, and continuing thereafter, the Seasonal Inventory Overadvance Amount shall be $0.00.

      SCHEDULE OF ACCOUNTS - as defined in SECTION 5.2 of this Agreement.

      SECURITY - shall have the same meaning as in SECTION 2(1) of the Securities Act of 1933, as amended.

      SOLVENT - as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

      STOCK PLEDGE AGREEMENT - that certain Stock Pledge Agreement, executed by Brazos, whereby Brazos grants to Agent, for the benefit of Lenders, as security for the Obligations, a first priority security interest in all the capital stock of Morning Sun, such Stock Pledge Agreement to be in form and substance satisfactory to Agent and Lenders.

      SUBSIDIARY - as to any Person, any corporation of which such Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

      VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in SECTION 9.1(J), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

      1.3. OTHER TERMS. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

      1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the DIP Financing Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

      1.5 THE TERM "BORROWER" OR "BORROWERS". Unless otherwise specifically provided herein, all representations contained herein of a "Borrower" shall be deemed to be separately made by each Borrower, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of Borrower. Any notice, request, consent, report or other information or agreement delivered to Agent or a Lender by any Borrower shall be deemed to be ratified by, consented to and also delivered by the other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of "Borrower" or "Borrowers" under this Agreement and the other DIP Financing Documents shall create a joint and several obligation of the Borrowers, which may be enforced against Borrowers, jointly, or against each Borrower separately. Without limiting the terms of this Agreement and the other DIP Financing Documents, security interests granted under this Agreement and other DIP Financing Documents in properties, interests, assets and collateral shall extend to the properties, interests, assets and collateral of each Borrower. Similarly, the term "Obligations" shall include, without limitation, all obligations, liabilities and indebtedness of Borrowers under the DIP Financing Documents, or any one of them, to Agent and to Lenders, whether such obligations, liabilities and indebtedness shall be joint, several, joint and several or individual.

SECTION 2.  DIP FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other DIP Financing Documents, each Lender agrees to make Revolving Credit Loans in an amount of up to such Lender's Revolving Credit Percentage of the DIP Facility Limit available upon Borrowers' request therefor, as follows:

      2.1.  REVOLVING CREDIT LOANS.

            (A) Subject to all of the terms and conditions of this Agreement, Lenders agree, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time, as requested by Borrowers in accordance with the terms of SECTION 2.3 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time, as evidenced by the Revolving Credit Notes; PROVIDED, HOWEVER, that (i) no Lender shall be obligated to make Advances in excess of such Lender's Revolving Credit Percentage of the DIP Facility Limit and (ii) each Borrowing shall be made ratably by all Lenders in accordance with their respective Revolving Credit Percentages. It is expressly understood and agreed that Agent may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrowers at any time. If the unpaid balance of the Revolving Credit Loans should for any reason exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof. In no event shall Borrowers be authorized to request a Loan at any time that there exists a Default or an Event of Default. Notwithstanding the foregoing provisions of this SECTION 2.1(A), Borrowers and Lenders agree that at any time and at all times Agent shall have the right to establish and/or eliminate reserves in such amounts, and with respect to such matters, as Agent shall in its reasonable credit judgment deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this SECTION 2.1(A), including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrowers' business; (ii) shrinkage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrowers' Loan Account as Revolving Credit Loans under any section of this Agreement; (v) tax liabilities; and (vi) such other matters, events, conditions or contingencies as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder. In addition to the foregoing, at any time, Lenders shall have the right to establish and/or eliminate reserves against the amount of Revolving Credit Loans for accrued and unpaid royalty payments based on the amount of such accrued and unpaid payments which is shown on Borrower's financial statements at such time; PROVIDED, HOWEVER, that no reserve shall be created for accrued and unpaid royalty payments pursuant to license agreements entered into by a Borrower with Disney or any affiliate of Disney. Upon the occurrence of a Default or Event of Default, no reserves shall be eliminated by Agent without the consent of the Lenders.

            (B) The proceeds of the Revolving Credit Loans shall be used solely
(i) to pay off in full all the Pre-Petition Debt, the intent of the parties hereto being that the proceeds of the initial Revolving Credit Loan under this Agreement will be used to pay off in full all the Pre-Petition Debt, (ii) to purchase Eligible Inventory, and (iii) may be used to pay for (a) those post-petition operating expenses of the Borrowers, inclusive of the payment of interest and other fees and expenses when due as to the Pre-Petition Debt and Obligations as required by this Agreement, incurred in the ordinary course of business, (b) other expenditures as may be authorized and approved by an order of the Court as reasonable, necessary costs and expenses of preserving or disposing of the properties and interests in property held by the Borrowers and in administering their respective Estates (other than fees and disbursements described in CLAUSE (III)(C) of this SECTION

2.1(B) which are indicated to be improper uses of the proceeds of the Revolving Credit Loans), and (c) those fees and disbursements which are allowed by the Court and paid by a Borrower to such Borrower's professionals and any fees and disbursements paid to the Agent and Lenders and their professionals and agents in accordance with this Agreement; PROVIDED, HOWEVER that no amounts shall be paid pursuant to this SECTION 2.1(B)(III)(C) for fees and disbursements incurred by a Borrower or for which a Borrower may be liable in connection with any proceeding commenced, including, without limitation, any motion or other pleading filed to contest (1) the attachment, perfection or priority of the Liens created by the Pre-Petition Loan Documents, (2) the validity, binding effect or enforceability of the Pre-Petition Loan Documents or any of the DIP Financing Documents, (3) the amount of the Obligations or Pre-Petition Debt, or
(4) any other rights or interests of the Agent or Lenders under the DIP Financing Documents other than prechallenge investigative fees and expenses for work by or on behalf of an official committee appointed in a Chapter 11 Case to the extent such investigative work takes place prior to 60 days after the appointment of such committee. Borrowers agree that the pre-Petition Liens of Agent and Lenders shall continue or be reinstated to the extent provided for in the DIP Orders.

      2.2.  JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION.

            (A) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Agent and Lenders hereunder and a desire of the Borrowers that each Borrower execute and deliver to Agent and Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

            (B) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Agent and Lenders for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it;
(iii) agrees as a primary obligation to indemnify Agent and Lenders on demand for and against any loss incurred by Agent or Lenders as a result of any of the Obligations of any Borrower being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Agent or any Lender or any Person, the amount of such loss being the amount which Agent or such Lender would otherwise have been entitled to recover from Borrower; (iv) agrees that a Loan to one Borrower's account is a Loan to all the Borrowers; and
(v) that until notice to the contrary is given to Agent, Brazos is appointed by the Borrowers to act as Agent for and on behalf of all the Borrowers in connection with the DIP facility, including, without limitation, in connection with the Loans.

            (C) It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis. Accordingly, as of the date hereof, the liability of each Borrower under this SECTION 2.2, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("DATED LIABILITIES") is, and is to be, less than the amount of the aggregate of a fair valuation of its Property as of such corresponding date ("DATED ASSETS"). To this end, each Borrower under this SECTION 2.2 (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from the other Borrower in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this
SECTION 2.2; PROVIDED, HOWEVER, that each Borrower's rights of subrogation and contribution are subordinated in all respects to the full, final and indefeasible payment of the Obligations. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this SECTION 2.2 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of any arbitrary interpretation of its joint and several obligations hereunder.

      2.3. MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the credit facility established pursuant to SECTION 2.1 hereof shall be as follows:

            (A) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrowers may give Agent notice of their intention to borrow, in which notice Borrowers shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement or the Notes as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; (iii) the becoming due of any amount required to be paid under the Notes as principal shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date for the amount required to pay such principal; (iv) any payment made by Agent pursuant to a Letter of Credit issued as part of the DIP Facility (including each Rollover Letter of Credit) issued by Agent or issued by Bank pursuant to the Fleet Bank Risk Participation Agreement or any other LC Risk Participation Agreement which is not immediately reimbursed by Borrowers (each such reimbursed payment made by Agent being referred to individually as an "LC PAYMENT") shall be deemed irrevocably to be a request for a Revolving Credit Loan on the date such LC Payment was made; and (v) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due.

            (B) Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this SECTION 2.3 as follows: (i) the proceeds of each Revolving Credit Loan requested under SECTION 2.3(A)(I) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time; and (ii) the proceeds of each Revolving Credit Loan requested under SECTION 2.3(A)(II), (III) OR (IV) shall be disbursed by Agent by way of direct payment of the relevant Obligation.

            (C) SETTLEMENT. On or about 10:00 A.M. (Dallas, Texas time) on Friday of each week during the term of this Agreement (or, if any such Friday is not a Business Day, the next preceding Business Day), Agent shall notify each Lender by telephone (confirmed immediately by facsimile or cable), facsimile or cable of (i) the terms of Borrowers' Borrowings at the time of such notice and the amount of such Lender's Revolving Credit Percentage of such Borrowings, and
(ii) the aggregate principal amount of all Letters of Credit issued in connection with this Agreement (including all Rollover Letters of Credit) and outstanding at the end of such week, the aggregate amount of any LC Payments made by Agent, such Lender's participation therein and the total amount of commissions paid to the Lenders with respect thereto. Contemporaneously with the giving of such notice, Agent shall deliver to each Lender copies of (i) any Letters of Credit which were issued during such week, and (ii) any LC Risk Participation Agreements which were executed during such week. Each Lender shall, before 2:00 P.M. (Dallas, Texas time) on the day of such notice, deposit with Agent the amount of such Lender's Revolving Credit Percentage of such Borrowings and/or LC Payments. In the event of any failure by a Lender to make an Advance required hereunder, the other Lenders may (but shall not be required to) purchase (on a pro rata basis, according to their respective Revolving Credit Percentages) such Lender's Revolving Credit Percentage of such Borrowings and/or LC Payments. Upon the failure of a Lender to make an Advance required to be made by it hereunder, Agent shall use good faith efforts to obtain one or more banks, acceptable to the Lenders, to replace such Lender, but neither Agent nor any other Lender shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Lender.

      Lenders hereby agree with Borrowers and Agent, and hereby direct Agent, that Agent may assume that each notified Lender will make such Lender's Revolving Credit Percentage of the Borrowings and/or LC Payments available to Agent in accordance with the terms of this SECTION 2.3(C) and Agent shall, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrowers on the requested date of each Borrowing or make the LC Payment subject to the terms and conditions of this Agreement. If and to the extent any Lender shall not make its Revolving Credit Percentage of any Borrowing or LC Payment, Borrowers agree to repay to Agent forthwith on demand such corresponding amount. Each Lender shall be solely responsible for its Revolving Credit Percentage of any Borrowing or LC Payment hereunder, and in no event shall Agent or any Lender (including Agent in its capacity as a Lender) bear any financial risk for the failure of any other Lender to make an Advance required hereunder.

      2.4. LETTERS OF CREDIT, LC RISK PARTICIPATION AGREEMENTS. If requested to do so by a Borrower and subject to the terms of this Agreement and any documents executed in connection with any Letter of Credit, the Fleet Bank Risk Participation Agreement, or any other LC Risk

Participation Agreement, Agent shall issue its, or cause Bank to issue Letters of Credit for the account of such Borrower or execute an LC Risk Participation Agreement, PROVIDED THAT no Event of Default then exists, and further provided that the aggregate face amount of all such Letters of Credit (including all Rollover Letters of Credit) may at no time exceed $7,500,000.00. The aggregate face amount of all standby Letters of Credit (including any standby Rollover Letters of Credit) issued by Agent and issued by Bank at any time shall not exceed $1,500,000.00. No standby Letter of Credit will contain an automatic renewal provision. No Letter of Credit issued by Agent or issued by Bank and covered by an LC Risk Participation Agreement may have an expiry date that is after the Maturity Date. Further, no documentary Letter of Credit issued by Agent or Bank shall have a term exceeding 180 days, and no standby Letter of Credit issued by Agent or Bank shall have a term exceeding one year. A documentary Letter of Credit may only be issued by Agent or Bank if such documentary Letter of Credit is issued in connection with the purchase of inventory by such Borrower. By the issuance of a Letter of Credit hereunder by Agent and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent an undivided participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit and in each LC Payment equal to such Lender's pro rata (based on its Revolving Credit Percentage) share of such LC Payment under such Letter of Credit, effective upon the issuance of such Letter of Credit and, in addition, without further action on the part of the Agent or the Lenders, each Lender agrees to purchase, and Agent agrees to sell, an undivided participation equal to such Lender's pro rata (based on its Revolving Credit Percentage) share, in any LC Payment made pursuant to the Fleet Bank Risk Participation Agreement or any other LC Risk Participation Agreement. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of such Lender's pro rata share of the amount of any LC Payment. Each Lender acknowledges and agrees that its obligation to acquire participations in either (x) each Letter of Credit issued by Agent or (y) each LC Payment made by Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      2.5. ALL LOANS TO CONSTITUTE ONE OBLIGATION. All Loans shall constitute one general obligation of Borrowers, and shall be secured by Agent's security interest, for the benefit of Lenders, in and Lien upon all of the Collateral, and by all other security interests and Liens now or at any time or times hereafter granted by Borrower to Agent, for the benefit of Lenders.

      2.6. LOAN ACCOUNT. Agent shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on the Loans and all proceeds of Collateral which are finally paid to Lenders, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrowers hereunder.

      2.7. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of any Loan made by it or in respect of a participation held by it in a Letter of Credit or an LC Payment as a result of which the unpaid principal portion of the Loans made by it plus the participations held by it in Letters of Credit and LC Payments shall be proportionately less than the unpaid principal portion of the Loans made by any other Lender plus outstanding participations held by such other Lender in Letters of Credit and LC Payments, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Loans made by such other Lender and outstanding participations held by such Lender in Letters of Credit and LC Payments, so that (a) the aggregate unpaid principal amount of the Loans and participations in Loans made by it plus the outstanding participations held by it in Letters of Credit and LC Payments shall be in the same proportion to (b) the sum of the aggregate unpaid principal amount of the Loans plus the aggregate participations held by all Lenders in Letters of Credit and LC Payments then outstanding as (i) the sum of the principal amount of the Loans and participations in the Loans held by it plus participations held by it in the Letters of Credit and LC Payments prior to such exercise of banker's lien, setoff or counterclaim was to (ii) the sum of the aggregate unpaid principal amount of the Loans outstanding plus the aggregate participations held by all Lenders in the Letters of Credit and LC Payments prior to such exercise of banker's lien, setoff or counterclaim; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this SECTION 2.7 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or another Lender's participating interest in any Letters of Credit and LC Payments deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender under the DIP Financing Documents as fully as if such Lender held a Loan or direct participation in a Letter of Credit or LC Payment in the amount of such participation.

SECTION 3.  INTEREST, FEES, TERM AND REPAYMENT

      3.1.  INTEREST, FEES AND CHARGES.

            (A) INTEREST. Outstanding principal on the Loans shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to one and one-half percent (1.50%) above the Base Rate (the "APPLICABLE ANNUAL RATE"). The Applicable Annual Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. For the purpose of computing interest, all items of payment received by Agent, for the benefit of Lenders, shall be applied by Agent (subject to final payment of all drafts and other items received in form other than immediately available funds) against the Obligations on the second Business Day after receipt. The determination of when a payment is received by Agent will be made in accordance with SECTION 3.5.

            (B) DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Loans and other Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at 2.00% above the Applicable Annual Rate or other applicable rate of interest (a "DEFAULT RATE").

            (C) MAXIMUM RATE OF INTEREST. Notwithstanding the foregoing, (i) if at any time the amount of interest computed as provided in the DIP Financing Documents would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "MAXIMUM LEGAL RATE"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Annual Rate, Default Rate or other rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely as provided in the DIP Financing Documents. To the extent that any of the optional interest rate ceilings provided for in Chapter 303 of the Texas Finance Code (Vernon's Texas Code Annotated), as amended from time to time (as amended, the "TEXAS FINANCE CODE") may be applicable to any Loans or any extensions of credit made pursuant to this Agreement for the purpose of determining the maximum allowable interest hereunder pursuant to the Texas Finance Code, the applicable "weekly ceiling" (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect shall be used to the extent that it is so available. If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lenders by reason thereof shall be payable upon demand.

            (D) EXCESS INTEREST. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between a Borrower, Agent and/or any Lender, or default of a Borrower, or the exercise by Agent or Lenders of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other DIP Financing Document, or the arising of any contingency whatsoever, shall entitle Agent or any Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall any Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel such Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("EXCESS"), each Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and BONA FIDE error, and that any Excess received by Agent and/or any Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to such Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Each Borrower recognizes that, with fluctuations in the Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, each Borrower covenants that the credit or return of any Excess shall constitute the acceptance by each Borrower of such Excess. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent and/or Lender, all interest at any time contracted for, charged or received by Agent and/or Lender in connection with the DIP Financing Documents shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement and the Loans.

            (E) INCORPORATION BY THIS REFERENCE. The provisions of SECTIONS 3.1(C) AND 3.1(D) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Agent and/or any Lender with respect to such Borrower (or any other obligor in respect of Obligations), whether or not any provision of SECTION 3.1 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of any Borrower (or other obligor) asserted by Agent and/or any Lender thereunder, be automatically re-computed by such Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by SECTION 3.1(D).

            (F) CAPITAL ADEQUACY CHARGE. In the event that Agent or any Lender shall have determined that the adoption after the date hereof of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by

Agent or any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Agent or any Lenders' capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or such Lender, in its sole discretion, to be material, then from time to time, after submission by Agent or such Lender to Borrowers of a written demand therefor, the Borrower shall pay to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. A certificate of Agent or any Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Agent or such Lender, and the method by which such amounts were determined. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution method.

            (G) LETTER OF CREDIT; LC FEES. As additional consideration for Agent's issuing its or causing Bank to issue its Letters of Credit for a Borrower's account or for entering into LC Risk Participation Agreements at a Borrower's request pursuant to SECTION 2.4 hereof, each Borrower agrees to pay Agent, for the account of Lenders in accordance with their respective Revolving Credit Percentages, a fee equal to (i) two percent (2.00%) per annum of the face amount of each standby Letter of Credit issued by Agent or Bank for the account of a Borrower, which fee shall be deemed fully earned upon issuance of each such standby Letter of Credit, and shall be due and payable upon the issuance of each such standby Letter of Credit, and (ii) one and one-half percent (1.50%) per annum of the face amount of each documentary Letter of Credit issued for the account of a Borrower by Agent or Bank or covered by an LC Risk Participation Agreement, which fee shall be deemed fully earned upon issuance of each such documentary Letter of Credit and shall be due and payable upon issuance of each such documentary Letter of Credit. Other fees and other charges relevant to standby Letters of Credit and documentary Letters of Credit are set forth in EXHIBIT T attached hereto. No fee payable by Borrowers under this SECTION 3.1(G) or as set forth on EXHIBIT T attached hereto shall be subject to rebate or proration upon the termination of this Agreement for any reason.

            (H) CLOSING FEE. Each Borrower agrees to pay to Agent on the Closing Date, for the account of Lenders (Lenders to determine between themselves the portion of such fee to which each Lender is entitled), an amount equal to $625,000.00, which fee shall be deemed fully earned and non-refundable as of the Closing Date; PROVIDED, HOWEVER, there shall be credited against the amount of the closing fee otherwise payable on the Closing Date (i) the portion of the $100,000.00 fee actually received by Lenders pursuant to SECTION 3.05 of that certain Amendment to Forbearance Agreement and Fourth Amendment to Third Amended and Restated Loan and Security Agreement dated November 30, 1998, executed by Brazos, Morning Sun, Agent and Lenders ("FOURTH AMENDMENT TO PRE-PETITION LOAN AGREEMENT"), and (ii) the portion of the second $50,000.00 installment of the fee actually received by Lenders pursuant to SECTION 2.03 of that certain Fifth Amendment to Third Amended and Restated Loan and Security Agreement dated December 23, 1998, executed by Brazos, Morning Sun, Agent and Lenders ("FIFTH AMENDMENT TO

PRE-PETITION LOAN AGREEMENT"). The parties hereto agree and acknowledge that if by the Closing Date Borrowers have not paid the second $50,000.00 installment of the fee provided for in SECTION 2.03 of the Fifth Amendment to Pre-Petition Loan Agreement, Borrowers shall pay on the Closing Date under this SECTION 3.1(H) an amount equal to $525,000.00 (which reflects the $100,000.00 credit for the fee paid by Brazos and Morning Sun pursuant to SECTION 3.05 of the Fourth Amendment to Pre-Petition Loan Agreement), and upon receipt of such $525,000.00 payment, Agent and Lenders will waive the payment of the second $50,000.00 installment of the fee provided for in SECTION 2.03 of the Fifth Amendment to Pre-Petition Loan Agreement. After receipt of the closing fee, Agent shall pay to Boston the portion of such fee to which Boston is entitled.

            (I) UNUSED FACILITY FEE. From the date hereof, each Borrower agrees to pay to Agent, for the account of Lenders, in accordance with their respective Revolving Credit Percentages, a monthly unused facility fee, equal to one-quarter of one percent (0.25%) per annum (calculated on the basis of a year of 360 days) of the difference between the DIP Facility Limit and the sum of (i) the Average Monthly Loan Balance for the Revolving Credit Loans for such month, PLUS (ii) the average face amount of outstanding Letters of Credit (including any Rollover Letters of Credit) issued by Agent, PLUS (iii) the average face amount of outstanding Letters of Credit (including any Rollover Letters of Credit) which are covered by an LC Risk Participation Agreement for such month (the sum of CLAUSES (I), (II) and (III) above being referred to as the "AVERAGE MONTHLY REVOLVING CREDIT LOANS USAGE"), payable in arrears with the first payment being due on February 1, 1999, and continuing regularly thereafter during the term of this Agreement, and upon the termination hereof. In no event, however, shall any charge be payable for any month for which the Average Monthly Revolving Credit Loans Usage was less than the DIP Facility Limit by reason of any Lender's declining to extend Revolving Credit Loans to Borrower in amounts equal to the Borrowing Base, to the extent of such refusal, for any month for which the Average Monthly Revolving Credit Loans Usage was less than the DIP Facility Limit by reason of Agent's determination to reduce applicable advance rates under the Borrowing Base, to the extent of such reduction, or for any month during which or after Agent or Lenders accelerate the maturity or demands payment of the Obligations by reason of the occurrence of any Event of Default.

      3.2. TERM AND TERMINATION. Subject to Lenders' right to cease making Loans to Borrowers at any time upon or after the occurrence of a Default or Event of Default, the DIP Facility shall be in effect for the period of time commencing on the date of entry of the Interim Financing Order and ending on the Maturity Date, unless sooner terminated as herein provided. The foregoing term may be extended by written agreement between Borrowers and Lenders without further notice, hearing or order of the Court. Lenders may terminate the DIP Facility at any time without notice upon or after the occurrence of an Event of Default; and the DIP Facility shall automatically terminate upon the earliest to occur of the Maturity Date, the dismissal of either or both of the Chapter 11 Cases, the conversion of any or all of the Chapter 11 Cases to a case under Chapter 7, the consummation of any Reorganization Plan, the entry for an order approving a sale of all or substantially all of the Collateral, or the appointment of a trustee in any of the Chapter 11 Cases. All of the Obligations shall be forthwith due and payable upon any termination of the DIP Facility. No termination (regardless of cause or procedure) of the DIP Facility shall in any way affect or impair the rights, powers or privileges of Agent and/or any Lender or the obligations, duties, or liabilities of any Borrower or Agent and/or any Lender in any way relating to (i) any transaction or event occurring prior to such termination or
(ii) any of the undertakings, agreements, covenants, warranties or representations of any Borrower contained in this Agreement or any of the other DIP Financing Documents. All such undertakings, agreements, covenants, warranties and representations of each Borrower shall survive such termination and Agent, for the benefit of Lenders, shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other DIP Financing Documents notwithstanding such termination until all of the Obligations have been indefeasibly paid in full, in immediately available funds, and all Letters of Credit have expired or been confirmed by another Person satisfactory to Lenders, in their sole discretion.

      3.3. PAYMENTS. Except where evidenced by notes or other instruments issued or made by a Borrower to Agent or any Lender specifically containing payment provisions which are in conflict with this SECTION 3.3 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of:

            (A) Principal payable on account of Revolving Credit Loans made by Lenders to Borrowers pursuant to SECTION 2.1 of this Agreement shall be payable by Borrowers to Agent, for the account of Lenders, immediately upon the earliest of (i) the receipt by Agent or a Borrower of any proceeds of any of the Collateral, to the extent of said proceeds (except that to the extent Agent elects to apply, and is not prohibited by the DIP Order from applying, any such proceeds to the Pre-Petition Debt), (ii) the occurrence of an Event of Default in consequence of which Agent or Lenders elect to accelerate the maturity and payment of such Loans, or (iii) termination of this Agreement pursuant to
SECTION 3.2 hereof; PROVIDED, HOWEVER, that if the principal balance of Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base at such time, Borrowers shall, on demand, repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess.

            (B) Interest accrued on the Revolving Credit Loans shall be due and payable to Agent, for the account of Lenders, on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Agent or Lenders elect to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to SECTION 3.2 hereof; PROVIDED, HOWEVER, that each Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month.

            (C) Costs, fees and expenses payable pursuant to this Agreement shall be payable by each Borrower, on demand by Agent, to Agent, for its benefit and the benefit of Lenders, or to any other Person designated by Lenders in writing. Agent will promptly provide Borrowers with written notice detailing any such costs, fees and expenses payable by Borrowers.

            (D) The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Agent and/or to Lenders as and when provided in the DIP Financing Documents, or, if no provision is made in the DIP Financing Documents for payment of any such Obligations, such Obligations shall be payable on demand.

      3.4. APPLICATION OF PAYMENTS AND COLLECTIONS. Each Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent or any Lender from or on behalf of such Borrower. Except as may be expressly provided in the DIP Order, each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records, so long as such payments and collections are first applied to the portion of the Obligations then due. If as the result of collections of Accounts as authorized by SECTION 5.4 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Notwithstanding the foregoing, Agent may offset such credit balance against the Obligations upon or after the occurrence of an Event of Default. Payments and collections received by Agent, for the benefit of Lenders, from the Dominion Account or otherwise in Providence, Rhode Island (a) before 2:00 p.m. (Dallas, Texas time) on a Business Day shall be deemed received on such Business Day, and (b) after 2:00 p.m. (Dallas, Texas time) on a Business Day shall be deemed received on the next succeeding Business Day, in each case for purposes of determining the amount of Revolving Credit Loans available for borrowing hereunder and for purposes of computing interest on the Loans (subject in each case to final payment of all items and collections received in form other than immediately available funds).

      3.5. STATEMENTS OF ACCOUNT. Agent will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Agent absent manifest error shall be deemed final, binding and conclusive upon Borrowers unless Agent is notified by Borrowers in writing to the contrary within sixty (60) days after the date each account is mailed to Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4.  COLLATERAL:  GENERAL TERMS

      4.1. SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lenders of the Obligations, each Borrower hereby grants to Agent, for the benefit of Lenders, a continuing security interest in and Lien upon all of the Property of such Borrower, including without limitation, all of the Property of such Borrower described below, whether now owned or existing or hereafter created, acquired or arising, and whether created, acquired or arising prior to or on the Filing Date, and wheresoever located:

            (A)   Accounts;

            (B)   Inventory;

            (C)   all Equipment;

            (D)   all General Intangibles;

            (E)   all Investment Property;

            (F)   all Chattel Paper;

            (G)   all Documents;

            (H) all monies and other Property of any kind, now or at any time or times hereafter, in the possession of or under the control of Agent or a Lender or a bailee of Agent or a Lender;

            (I) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B), (C), (D), (E), (F), (G) and
(H) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

            (J) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A), (B), (C), (D), (E), (F), (G),
(H) or (I) above.

      4.2. REAL PROPERTY COLLATERAL. The Obligations shall also be secured by all real Property of Borrowers and improvements thereon pursuant to the Mortgages.

      4.3. NO LIENS IN AVOIDANCE ACTIONS. The Liens and security interests granted to Agent, for the benefit of Lenders, pursuant to the provisions of this
SECTION 4 and pursuant to any of the other DIP Financing Documents shall not include a Lien against or security interest in any proceeds from any Avoidance Actions.

      4.4.  PRIORITY OF LIENS; FURTHER ASSURANCES.

            (A) The Liens granted pursuant to the terms of this Agreement and the other DIP Financing Documents, and the Liens conferred upon Agent, for the benefit of Lenders, pursuant to the terms of the DIP Orders, shall constitute first priority Liens and security interests in all of the Collateral except to the extent otherwise expressly provided in the DIP Orders.

            (B) Each Borrower shall take such action and execute such instruments and documents as Agent may request from time to time to perfect, continue the perfection of or give notice of perfection of any Liens granted in favor of Agent, for the benefit of Lenders, pursuant to any of the DIP Financing Documents or conferred upon Agent pursuant to the terms of either of the DIP Orders, all at the cost and expense of Borrowers.

      4.5. LOCATION OF COLLATERAL. All Collateral, other than Inventory in transit, will at all times be kept by each Borrower at one or more of the business locations set forth in EXHIBIT B or other locations permitted pursuant to SECTION 9.2(M) hereof and shall not, without the prior written approval of Agent, be moved therefrom except, prior to an Event of Default, for (A) sales of Inventory in the ordinary course of business; (B) the storage of Inventory at locations within the continental United States other than those shown on EXHIBIT B if (i) Borrowers give Agent written notice of the new storage location prior to storing Inventory at such location, (ii) Agent's security interest, for the benefit of Lenders, in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (iii) neither Borrowers' nor Agent's nor any Lender's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, (iv) the owner of such premises agrees with Agent and/or Lenders not to assert any landlord's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges, and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Agent; and
(C) temporary transfers of Inventory from a location set forth on EXHIBIT B to another location if done for the limited purpose of additional processing to such Inventory in the ordinary course of a Borrower's business.

      4.6. INSURANCE OF COLLATERAL. Each Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with a Permitted Insurer to insure Agent's and Lenders' interest in the Collateral. Borrowers shall deliver the originals or certified copies of such policies to Agent with satisfactory endorsements naming Agent, for the benefit of Lenders, as loss payee and as mortgagee pursuant to a standard mortgagee clause. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Agent and Lenders shall not be impaired or invalidated by any act or neglect of any Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, Agent may, at Borrowers' expense, procure the same, but shall not be required to do so. Each Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrowers will maintain, with Permitted Insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise reasonably required by Agent.

      4.7. PROTECTION OF COLLATERAL. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Each Borrower agrees to reimburse Agent promptly for any amounts not charged to the Loan Account with interest accruing thereon daily at the Default Rate. All sums so paid or incurred by Agent for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Agent may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under any Loan Document or in respect of any of the transactions to be had hereunto, together with interest at the Default Rate, shall be considered Obligations hereunder secured by all Collateral. Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

      4.8. COLLATERAL REPORTING. Borrowers shall report to Agent, at such intervals as shall be required by Agent, on forms of reporting approved or designated by Agent, concerning the status, value and amount of each Borrowers' Accounts and Inventory.

SECTION 5.  PROVISIONS RELATING TO ACCOUNTS

      5.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to all Accounts, each Borrower represents and warrants to Agent and Lenders that Agent and Lenders may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Agent, that with respect to each Account which is represented by a Borrower to be an Eligible Account:

            (A) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

            (B) it arises out of a completed, BONA FIDE sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

            (C) it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

            (D) such Account, and Agent's security interest, for the benefit of Lenders, therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

            (E) No Borrower has made any agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by such Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

            (F) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

            (G) to the best of each Borrower's knowledge, the Account Debtor thereunder (i) is Solvent and (ii) had the capacity to contract at the time any contract or other document giving rise to the Account was executed; and

            (H) No Borrower has any knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of each Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

      5.2. ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. Each Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts weekly, or, if requested by Agent, daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and, if requested by Agent, shall submit to Agent on a daily basis a sales and collections report for the preceding day, in form satisfactory to Agent. On Wednesday of each week from and after the date hereof, each Borrower shall deliver to Agent, in form satisfactory to Agent, a summary of the aged trial balance of all Accounts existing as of the last day of the preceding week ("SCHEDULE OF ACCOUNTS"), and if so requested by Agent, such Schedule of Accounts shall include a detailed aged trial balance of all Accounts existing as of the last day of the preceding week, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed, and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request.

      5.3.  ADMINISTRATION OF ACCOUNTS.

            (A) Upon the granting of any discounts, allowances or credits by a Borrower that are not shown on the face of the invoice for the Account involved, such Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Agent and in no event later than the time of its submission to Agent of the next Schedule of Accounts as provided in SECTION 5.2. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrowers.

            (B) If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge the Loan Account therefor. Borrower shall notify Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Agent, for the benefit of Lenders, shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by any Borrower by reason of the sale and delivery creating the Account.

            (C) Whether or not a Default or an Event of Default has occurred, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or a Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

      5.4.  COLLECTION OF ACCOUNTS.

            (A) To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Agent and Lenders. All remittances received by each Borrower on account of Accounts shall be held as Lenders' property by such Borrower as trustee of an express trust for Lenders' benefit and such Borrower shall immediately deposit or cause to be deposited same in the Dominion Account. Agent shall have the right at any time after the occurrence of an Event of Default to notify Account Debtors that Accounts have been assigned to Agent and Lenders and to collect Accounts directly in its own and Lenders' name and to charge the collection costs and expenses, including reasonable attorneys' fees, to Borrowers. Neither Agent nor any Lender has any duty to protect, insure, collect or realize upon the Accounts or preserve rights in them.

            (B) Each Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in a Dominion Account pursuant to a lockbox arrangement with such banks as may be selected by Borrowers and be acceptable to Agent. Each Borrower shall issue to any such banks, an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the

Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lenders and Borrowers shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

            (C) Attached hereto as EXHIBIT Q is a listing of all current bank accounts of Borrowers. No new banking accounts may be established by Borrowers without the prior consent of Agent.

SECTION 6.  PROVISIONS RELATING TO INVENTORY

      6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to Inventory, each Borrower represents and warrants to Agent and Lenders that Agent and Lenders may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by any Borrower with respect to any Inventory and that:

            (A) all Inventory is presently and will continue to be located at Borrowers' places of business listed on EXHIBIT B and will not be removed therefrom except as authorized by SECTION 4.5 of this Agreement or in connection with changes in business locations permitted under SECTION 9.2(M) of this Agreement;

            (B) no Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Agent's prior written consent and, if Agent gives such consent, Borrowers will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Agent, in form and substance acceptable to Agent, warehouse receipts therefor in Agent's name, for the benefit of Lenders;

            (C) no Inventory is or will be consigned to any Person without Agent's prior written consent, and, if such consent is given, Borrowers shall, prior to the delivery of any Inventory on consignment, (i) provide Agent with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to Agent, (ii) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing Agent, for the benefit of Lenders, as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Agent copies of the results of all such searches, and (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrowers expect to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type;

            (D) to the best of each Borrower's knowledge, no Inventory is or will be produced by Borrowers in violation of the Fair Labor Standards Act or in violation of any international law prohibiting child labor; and

      6.2. INVENTORY REPORTS. Subject to SECTION 9.1(K) of this Agreement, Borrowers agree to furnish Agent with Inventory reports at such times as Agent may request, but at least once each week as to all of Borrowers' Inventory. In addition, Borrowers agree to furnish on a daily basis to Agent daily shipments as to the Cincinnati Facility Inventory, Borrowers hereby agreeing and acknowledging that Agent will make adjustments to the Cincinnati Facility Inventory in a method and manner determined by Agent, in its sole discretion. All of the above reports shall be in form and detail satisfactory to Agent. Borrowers shall conduct a physical count of Inventory no less frequently than semi-annually and shall provide to Agent a report based on each such physical count of Inventory promptly thereafter, together with such supporting information as Agent shall in its discretion request.

      6.3. RETURNS OF INVENTORY. If at any time or times hereafter any Account Debtor returns any Inventory to a Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $100,000, such Borrower shall notify Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory. After the occurrence of an Event of Default, each Borrower shall hold all returned Inventory in trust for each Lender, shall segregate all returned Inventory from all other Property owned by a Borrower or in its possession and shall conspicuously label such Inventory as the Property of Agent and each Lender.

SECTION 7.  PROVISIONS RELATING TO EQUIPMENT

      7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to the Equipment, each Borrower represents, warrants and covenants to and with Agent and Lenders that:

            (A) in all material respects, the Equipment is in good operating condition and repair, reasonable wear and tear excepted, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted; and

            (B) No Borrower will permit any of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of Agent, for the benefit of Lenders, and no Borrower will permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Agent, for the benefit of Lenders, or subject to Permitted Liens.

      7.2 EVIDENCE OF OWNERSHIP OF EQUIPMENT. Immediately on request therefor by Agent, Borrowers shall deliver to Agent any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title).

      7.3 RECORDS AND SCHEDULES OF EQUIPMENT. Borrowers shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of their Equipment and all dispositions made in accordance with SECTION 7.4 hereof, and upon request shall furnish Agent with a current schedule containing the foregoing information.

      7.4 DISPOSITIONS OF EQUIPMENT. No Borrower will sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent and Lenders, other than (i) dispositions of office equipment provided that the aggregate amount of all such dispositions by Borrowers arising after the date hereof shall not in the aggregate be in excess of $100,000.00, and (ii) dispositions approved by a Court order in connection with a Chapter 11 Case.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

      8.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement, to establish the DIP Facility, and to induce Lenders to make advances hereunder, each Borrower warrants, represents and covenants to Agent and Lenders as follows:

            (A) ORGANIZATION AND QUALIFICATION. Brazos is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Morning Sun is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Embroidery is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. Each Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT C attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

            (B) POWER AND AUTHORITY. Upon entry of the DIP Orders, each Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other DIP Financing Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other DIP Financing Documents have been duly authorized by all necessary company action on the part of each Borrower and by the date of initial funding of Loans hereunder will be authorized by the Interim Financing Order pursuant to Sections 363 and 364 of the Bankruptcy Code, and do not and will not (i) require any consent or approval of the members or shareholders of any Borrower that has not been obtained; (ii) contravene any Borrower's organizational documents or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to a Borrower (following entry of the Interim Financing Order); or (iv) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by a Borrower.

            (C) SUBSIDIARIES. Brazos has no Subsidiaries except for (i) Morning Sun, (ii) Stadium Apparel, Inc., a Texas corporation, which is a dormant Subsidiary with no assets or operations, and (iii) Japanese Subsidiary. Morning Sun has no Subsidiaries. Embroidery has no Subsidiaries.

            (D) LEGALLY ENFORCEABLE AGREEMENT. Upon entry of the DIP Orders, this Agreement is, and each of the other DIP Financing Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each other Person party thereto, enforceable against them in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

            (E) VALID, ENFORCEABLE, AND PERFECTED LIENS. Upon entry of the Interim Financing Order, and thereafter upon entry of the Permanent Financing Order the security interests granted pursuant to the DIP Financing Documents constitute valid, enforceable and perfected Liens on the Collateral having the priority specified in the DIP Orders.

            (F) USE OF PROCEEDS. Borrowers' uses of the proceeds of any Loans pursuant to this Agreement are, and will continue to be, legal and proper organizational uses, duly authorized by such Borrower's board of directors or board of managers, as the case may be, and such uses will not violate any applicable laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

            (G) MARGIN STOCK. No Borrower is engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to any Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation G, T, U or X of said Board of Governors.

            (H) GOVERNMENTAL CONSENTS. Each Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

            (I) PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Except as otherwise disclosed to Lenders, each Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, licenses and other similar rights owned or possessed as of the date of this Agreement are listed on EXHIBIT E attached hereto and made a part hereof. Borrowers agree to provide to Lenders by March 15, 1999 a list of all of the copyrights then owned or possessed by Borrowers.

            (J) CAPITAL STRUCTURE. EXHIBIT F attached hereto and made a part hereof states (i) the correct name of each of the Subsidiaries of each Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by such Borrower, (ii) the name of each of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower and each Subsidiary of such Borrower, and (iv) the number of authorized, issued and treasury shares of such Borrower and each Subsidiary of such Borrower. Each Borrower has good title to all of the shares it purports to own of the stock of each Subsidiary of such Borrower, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and nonassessable. Except as set forth on EXHIBIT F attached hereto, there are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower. There are not outstanding any agreements or instruments binding upon any of any Borrower's shareholders or members relating to the ownership of its shares of capital stock or its membership interest.

            (K) RESTRICTIONS. Neither any Borrower nor any of such Borrower's Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien, other than in connection with the Indenture (as such term is defined in the Pre-Petition Loan Agreement).

            (L) LITIGATION. Except as set forth on EXHIBIT H attached hereto or otherwise disclosed in writing and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting such Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of such Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal which involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or financial condition of any Borrower or the ability of any Borrower to perform this Agreement. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

            (M) TITLE TO PROPERTIES. Each Borrower and its Subsidiaries each has good, indefeasible title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

            (N) FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated and consolidating balance sheets of Parent and its Consolidated Subsidiaries described therein as of November 4, 1998, and the related statements of operations, stockholder's equity and cash flows for the period ended on such date, have been prepared in accordance with GAAP (except for changes in application in which Parent's independent certified public accountants concur and except for normal year-end adjustments), and present fairly, in all material respects, the financial positions of

Parent and its Consolidated Subsidiaries at such dates and the results of the operations of Parent and its Consolidated Subsidiaries for such periods. The fiscal year of Parent and each of its Consolidated Subsidiaries ends on the Saturday closest to December 31.

            (O) FULL DISCLOSURE. The financial statements referred to in SECTION 8.1(N) above, do not, nor does this Agreement or any other written statement of any Borrower to Agent and/or any Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower has failed to disclose to Agent or any Lender which materially affects adversely or, so far as such Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of any Borrower or any of its Subsidiaries or the ability of any Borrower or its Subsidiaries to perform this Agreement.

            (P) PENSION PLANS. Except as disclosed on EXHIBIT H attached hereto and made a part hereof, no Borrower nor any of its Subsidiaries has any Plan. No Borrower nor any of its Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could result in a material adverse change in the financial condition of any Borrower (including, but not limited to, any Reportable Event or Prohibited Transaction) exists in connection with any Plan. Neither any Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-Employer Plan.

            (Q) TAXES. Brazos' federal tax identification number is 74-1897317. Morning Sun's federal tax identification number is 13-3701740. Embroidery's federal tax identification number is 25-1777234. Each Borrower and its Subsidiaries each has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of each Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year. EXHIBIT P contains an accurate list of all taxing authorities to which each Borrower and its Subsidiaries and their respective Properties are subject. No Properties of any Borrower or its Subsidiaries are or could become subject to any Lien in favor of any such taxing authorities for nonpayment of taxes, except for inchoate liens for taxes not yet due and payable and as specified on EXHIBIT P.

            (R) LABOR RELATIONS. Except as described on EXHIBIT J attached hereto and made a part hereof, neither any Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of any Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

            (S) COMPLIANCE WITH LAWS. Each Borrower has duly complied in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower, its Properties or the conduct of its business, including, without limitation, OSHA and all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation.

            (T) SURETY OBLIGATIONS. No Borrower is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

            (U) NO DEFAULTS. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement, constitute a Default or an Event of Default. Neither any Borrower nor any of any Borrower's Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for post-Petition Money Borrowed arising after the Filing Date.

            (V) BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement, for which any Borrower is responsible.

            (W) MANAGEMENT FEES. No Borrower is now required and no Borrower will in the future be required to pay any management fees to any Person; PROVIDED, HOWEVER, the foregoing shall not prevent payment of fees to Osnos & Company, Inc.

            (X) BUSINESS LOCATIONS; AGENT FOR PROCESS. During the preceding seven year period, no Borrower has had any office, place of business or agent for service of process located in any state or county other than as shown on EXHIBIT B.

            (Y) LEASES. EXHIBIT K attached hereto is a complete listing of all capitalized leases of Borrowers and EXHIBIT L attached hereto is a complete listing of all operating leases of Borrowers (excluding any operating leases for copiers and other office equipment).

            (Z) INVESTMENT COMPANY ACT. No Borrower is an "investment company" and no Borrower is "controlled" by any "investment company", (within the meaning of the Investment Company Act of 1940, as amended) except Equus II Incorporated, a Delaware corporation, which is a "business development company."

      8.2. REAFFIRMATION. Each request for a Loan made by Borrowers pursuant to this Agreement or any of the other DIP Financing Documents shall constitute (i) an automatic representation and warranty by Borrowers to Agent and Lenders that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrowers contained in this Agreement and the other DIP Financing Documents are true in all material respects except for any changes in the nature of Borrowers' business or operations that would render the information contained in any exhibit (other than EXHIBIT H) attached hereto either inaccurate or incomplete, so long as Lenders have consented to such changes or such changes are not restricted or prohibited by this Agreement.

      8.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each Borrower covenants, warrants and represents to Agent and Lenders that all representations and warranties of Borrowers contained in this Agreement or any of the other DIP Financing Documents shall be true at the time of Borrowers' execution of this Agreement and the other DIP Financing Documents, and shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS

      9.1. AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or to any Lender, each Borrower covenants that, unless otherwise consented to by Lenders in writing, it shall:

            (A) TAXES AND LIENS. Pay and discharge, and cause each Subsidiary to pay and discharge, all post-Petition taxes, assessments and governmental charges upon it, its income and Properties as and when such post-Petition taxes, assessments and charges are due and payable (and, if requested by any Lender, provide Agent and each Lender with proof that such Borrower or such Subsidiary has done so), except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, such Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties of a Borrower other than a Permitted Lien. Each Borrower shall also pay and discharge any such lawful claims which, if unpaid, might become a Lien against any of any Borrower's Properties except for Permitted Liens.

            (B) TAX RETURNS. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports such Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

            (C) PAYMENT OF BANK CHARGES. Pay to Agent and/or Lenders, on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of such Borrower proceeds of Loans made by any Lender to Borrowers pursuant to this Agreement and
(ii) the depositing for collection, by any Lender, of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations.

            (D) BUSINESS AND EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate or limited liability company existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary.

            (E) MAINTAIN PROPERTIES. Maintain, and cause each Subsidiary to maintain, its Properties in good condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto, reasonable wear and tear excepted.

            (F) COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all OSHA and Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties, or financial condition of such Borrower.

            (G) ERISA COMPLIANCE. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Agent copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to said Section; (iii) notify Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which such Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Agent, promptly upon Agent's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

            (H) BUSINESS RECORDS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

            (I) VISITS AND INSPECTIONS. Permit representatives of Agent and Lenders, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of such Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrowers' business, assets, liabilities, financial condition, business prospects and results of operations.

            (J) FINANCIAL STATEMENTS. Cause to be prepared and furnished to Agent and each Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless such Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and each Lender and is consistent with GAAP):

                  (i) as soon as possible, but not later than one hundred twenty
(120) days after the close of each fiscal year of Borrowers, audited Consolidated financial statements of Parent and its Consolidated Subsidiaries as of the end of such year consisting of a Consolidated balance sheet, income statement and statement of cash flows, audited by independent certified public accountants of recognized national standing or otherwise acceptable to Agent, together with consolidating financial statements of Parent and its Consolidated Subsidiaries as of the end of such year, consisting of balance sheets, income statements and statements of cash flows, certified by the principal financial officer of each Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the Consolidated financial position and results of operations of Parent and its Consolidated Subsidiaries for such period (except for any change in accounting principles with which the independent public accountants concur);

                  (ii) as soon as possible, but not later than forty-five (45) days after the end of January, 1999, February, 1999, March, 1999, and April, 1999, and not later than thirty (30) days after the end of each month occurring after April, 1999 (including the calendar month ending on the last day of the fiscal year), unaudited interim Consolidated financial statements of Parent and its Consolidated Subsidiaries, consisting of a Consolidated balance sheet, income statement and statement of cash flows, together with consolidating financial statements of Parent and its Consolidated Subsidiaries as of the end of such month and of the portion of Parent's fiscal year then elapsed, consisting of balance sheets, income statements and statements of cash flows, certified by the principal financial officer of each Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the Consolidated financial position and results of operations of Parent and its Consolidated Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower or Parent has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower or Parent files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

                  (iv) such other data and information (financial and otherwise) as Agent and Lenders, from time to time, may reasonably request, bearing upon or related to the Collateral, such Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of such Borrower, accounts payable ledgers, and bank statements. Concurrently with the delivery of the financial statements described in CLAUSE (I) of this SECTION 9.1(J), each Borrower shall forward or cause to be forwarded to Agent and each Lender a copy of the accountant's letter to such Borrower's management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in CLAUSES (I) AND (II) of this
SECTION 9.1(J), each Borrower shall cause to be prepared and furnished to Agent and each Lender a certificate from each of the principal financial officer and chief executive officer of each Borrower certifying to Agent and each Lender that, to the best of his knowledge, each Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrowers in this Agreement and the other DIP Financing Documents and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof, which certificate shall be accompanied by a detailed schedule demonstrating compliance or non-compliance with such covenants under this Agreement as shall be required by Agent.

            (K) NOTICES TO AGENT AND LENDERS. Notify Agent and each Lender in writing: (i) promptly after such Borrower's learning thereof, of the commencement of any litigation affecting any Borrower or any of its Properties, whether or not the claim is considered by such Borrower to be covered by insurance, and of the institution of any administrative proceeding which may materially and adversely affect any Borrower's operations, financial condition, Properties or business or Agent's Lien, for the benefit of Lenders, upon any of the Collateral; (ii) at least fifteen (15) days prior thereto, of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business; PROVIDED, HOWEVER, no Borrower shall open a new office or place of business unless it shall have previously provided a duly executed landlord's waiver in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Agent, in its sole discretion, covering such new office or place of business; (iii) promptly after such Borrower's learning thereof, of any material labor dispute to which any Borrower may become a party, any material strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iv) promptly after such Borrower's learning thereof, of any material default by any Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any post-Petition Indebtedness of any Borrower exceeding $100,000; (v) promptly after the occurrence thereof, of any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to any Borrower in excess of $100,000; and (vii) promptly after the rendition thereof, of any judgment in an amount in excess of $50,000 rendered against any Borrower or any of its Subsidiaries. In addition, each Borrower shall cause its counsel in its Chapter 11 Case to provide Agent's counsel with copies of all pleadings, motions, applications, and other papers to the Court.

            (L) LANDLORD AND STORAGE AGREEMENTS. Provide Agent with copies of all agreements between any Borrower and any landlord or warehouseman which owns any premises at which any Inventory or other Collateral may, from time to time, be kept.

            (M) SUBORDINATIONS. Provide Agent and each Lender with a debt subordination agreement in form and substance satisfactory to Lenders, executed by any Borrower and any Person who is an officer, director or Affiliate of such Borrower to whom such Borrower is or hereafter becomes indebted for Money Borrowed, subordinating in right of payment and claim all of such Indebtedness and any future advances thereon to the full and final payment and performance of the Obligations.

            (N) FURTHER ASSURANCES. At Agent's request, promptly execute or cause to be executed and deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts, the aggregate face value of which exceeds $100,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, such Borrower shall promptly notify Agent thereof in writing and shall execute any instruments and take any other action required or requested by Agent to comply with the provisions of the Federal Assignment of Claims Act.

            (O) COMPLIANCE CERTIFICATE. As soon as possible, but not later than thirty (30) days after the end of each month, or more frequently if requested by Agent, cause the principal financial officer of each Borrower to prepare and deliver to Agent and Lenders a Compliance Certificate in the form of EXHIBIT N attached hereto, with appropriate insertions and accompanied by detail showing the required calculations.

            (P) DIP ORDERS. Comply with each of the provisions of the Interim Financing Order and the Permanent Financing Order.

            (Q) [This Section is intentionally omitted.]

            (R) BORROWING BASE REPORT. As soon as possible, but not later than weekly, or more frequently if requested by Agent, cause the principal financial officer of the Borrowers to prepare and deliver to Agent a Borrowing Base Report ("BORROWING BASE REPORT") in a form acceptable to Agent, containing consolidated and consolidating information as to Borrowers' Accounts and Inventory, accompanied by the relevant supporting materials.

            (S) PAYMENT OF POST-PETITION CHARGES. Pay and discharge, or cause to be paid and discharged, promptly all lawful claims incurred by or imposed upon any Borrower after the Filing Date, including all lawful claims for labor, materials, supplies or services.

            (T) SALE OF ASSETS. Promptly deliver to Agent all proposals, term sheets, commitment letters and drafts of purchase agreements with respect to any proposed sale of assets of any Borrower, but in all events (unless otherwise authorized by Court order pursuant to a Chapter 11 Case), any such sale shall only be on such terms and conditions and for such a purchase price as shall be acceptable to Lenders, in Lenders' sole discretion. The proceeds of such sale (whether or not such disposition was acceptable to Lenders) shall be disbursed to Agent for the benefit of Lenders at the closing of such sale, with such proceeds to be applied in the manner determined by Agent, in its sole discretion. Subject to the rights of any holders of Liens superior to those of Agent in such asset, Borrowers agree that in each circumstance where they ask permission from the Court to sell an asset, Borrowers shall as part of such request specify that proceeds from such sale shall be distributed as specified in the Agreement.

            (U) CASH RECEIPTS AND CASH DISBURSEMENTS. Deliver to Agent, on the date hereof, and thereafter on the Wednesday of each calendar week for the week ending the previous Saturday, the Borrowers' forecasted cash receipts and disbursements (containing a comparison of forecasted to actual cash receipts and disbursements) on a weekly basis for the next 13 weeks, such projections to be in a form and scope satisfactory to Agent. Borrowers shall reformulate such 13-week projections each month.

            (V) BUSINESS CONSULTANT OF LENDERS. Cooperate in all respects with, and reimburse Agent and Lenders for all the fees and expenses of, the business consultant to be employed by Lenders to assist Lenders in evaluating the forecasts of the Borrowers and to their future business operations, the business restructuring plan of the Borrowers, the forecasted cash flows, Borrowing Base availability, Revolving Credit Loans balance, liquidity and related financial matters concerning Borrowers during the Chapter 11 Cases and such other items and matters relating to Borrowers as shall be requested by Lenders. Notwithstanding the foregoing, Borrowers shall not be liable for reimbursement of more than $150,000 in reasonable fees and expenses of such business consultant.

            (W) BUSINESS PLAN. Furnish the Business Plan to Lenders by March 15, 1999, which Business Plan shall demonstrate to Lenders' satisfaction that Borrowers have the ability within the existing structure of the credit facilities provided for in this Agreement (i) to achieve the cash flows, profit and loss, Borrowing Base availability, Revolving Credit Loans balance and liquidity, business prospects and related financial items of Borrowers forecasted in the Business Plan, (ii) to achieve the indicated timetable for reorganization of Borrowers' business, including the timetable for the liquidation of the Cincinnati Facility Inventory and (iii) to achieve the plan of reorganization Borrowers intend to propose in their Chapter 11 Cases. Borrowers further agree that if after Lenders' review of the Business Plan the Lenders, in their credit judgment, determine that changes in any of the covenants contained in this Agreement are necessary to reflect more accurately the information contained in the Business Plan (which may include, without limitation, establishment of new covenants, as well as revisions of existing covenants), Borrowers shall agree upon with Lenders and Borrowers shall execute, upon approval by the Court, but no later than April 15, 1999 (subject, however, to the availability of the Court), such amendments to this Agreement as shall be required by Lenders in order to effectuate such changes in such covenants.

            (X) PLAN OF LIQUIDATION OF CINCINNATI FACILITY INVENTORY. Promptly commence and implement in a commercially reasonable manner the liquidation of the Cincinnati Facility Inventory In addition to and not in limitation of the foregoing, Borrowers agree that in furtherance of the provisions of the 1999 Forecast regarding the liquidation of the Cincinnati Facility Inventory, the value of the Cincinnati Facility Inventory owned by Borrowers, whether located at the Cincinnati Facility or elsewhere, shall not exceed the amount indicated below on the date corresponding thereto (which amount in each case is no less than 115% of the corresponding amount provided for in the 1999 Forecast):



                DATE                     AMOUNT

      (i)   February 28, 1999 (ii)  $11,500,000.00

      (ii)  March 31, 1999    (iii) $  5,000,000.00
                                     --------------
      (iii) April 30, 1999    (iv)  $  2,000,000.00
                                     --------------
      (iv)  May 31, 1999      (v)   $          0.00
                                     --------------

            (Y) AVERAGE AVAILABILITY. Maintain as of the first and third Fridays of each calendar month, beginning with February 5, 1999, Average Availability for the two calendar week period ending on such Friday of not less than $1,500,000.00.

      9.2. NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, each Borrower covenants that, unless Lenders have first consented thereto in writing, it will not:

            (A) MERGERS; CONSOLIDATIONS; ACQUISITIONS. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving only a Borrower and one or more wholly owned Subsidiaries of a Borrower; nor acquire all or any substantial part of the Properties of any Person.

            (B) LOANS. Make, or permit any Subsidiary to make, any loans or other advances of money to any Person, including, without limitation, any of any Borrower's Affiliates, officers or employees, other than salary, travel advances, advances against commissions and other similar advances in the ordinary course of business; PROVIDED, HOWEVER, any Borrower and each Subsidiary of a Borrower may make loans or other advances of money to the extent such loans or other advances of money are permitted pursuant to the provisions of SECTION 9.2(C)(III) hereof.

            (C) TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create incur or suffer to exist, any Indebtedness, except: (i) Obligations owing to Agent or any Lender; (ii) Borrower Subordinated Debt; (iii) Indebtedness of Morning Sun to Brazos and of Brazos to Morning Sun, and, if consented to by Lenders, Indebtedness of any other Subsidiary of a Borrower to such a Borrower; (iv) unsecured accounts payable to trade creditors which are not aged more than one hundred eighty (180) days from billing date and current operating expenses (other than for Money Borrowed) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and by appropriate and lawful proceedings and Borrowers shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrowers and its independent public accountants;
(v) Capitalized Lease Obligations or purchase money Indebtedness incurred to finance Capital Expenditures permitted by SECTION 9.2(L); (vi) Obligations to pay Rentals permitted by SECTION 9.2(X); (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (viii) accruals (including interest accruals) in accordance with GAAP in the normal course of Borrowers' business; (ix) guarantees of Indebtedness otherwise permitted pursuant to the provisions of this SECTION 9.2(C); and (x) Indebtedness existing on the Filing Date.

            (D) AFFILIATE TRANSACTIONS. Absent prior Court approval, enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and each Lender and are no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary.

            (E) PARTNERSHIPS OR JOINT VENTURES. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

            (F) ADVERSE TRANSACTIONS. Enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or any Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts, compromises, settlements and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Agent pursuant to SECTION 5.2 of this Agreement.

            (G) GUARANTIES. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person (other than a Borrower) except by endorsement of instruments or items of payment for deposit or collection.

            (H) LIMITATION ON LIENS. Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Agent or any Lender and other Liens in existence on the Filing Date that were not created or suffered to exist in violation of the Pre-Petition Loan Agreement; (ii) Liens for post-Petition taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by SECTION 9.1(A) hereof, but only if in Agent's judgment such Lien does not affect adversely Lenders' rights or the priority of Agent's Lien, for the benefit of Lenders, in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrowers' business, but only if the payment thereof is not at the time required or is being actively contested in good faith and by appropriate proceedings (with adequate reserves maintained on Borrowers' books to cover the amount of such payment) and only if such Liens are junior to the Liens in favor of Agent, for the benefit of Lenders, on terms satisfactory to Lenders; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed on appeal in a manner satisfactory to Lenders for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract, in the judgment of Agent, from the value of the Property of such Borrower or materially impair the use thereof in the operation of such Borrower's business; (vi) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Agent's judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of either Borrower's business; (vii) Liens securing Indebtedness of a Subsidiary to a Borrower or another Subsidiary;
(viii) such other Liens as appear on EXHIBIT M attached hereto; (ix) Capital Lease Obligations or purchase money Liens securing Indebtedness incurred to finance Capital Expenditures permitted by SECTION 9.2(L); and (x) such other Liens as Lenders may hereafter approve in writing.

            (I) SUBORDINATED DEBT. Make, or permit any Subsidiary to make, any payment of any part or all of any Borrower Subordinated Debt, or otherwise repurchase, redeem or retire any instrument evidencing any such Borrower Subordinated Debt prior to maturity; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Borrower Subordinated Debt.

            (J) DISTRIBUTIONS. Declare or make, or permit any Subsidiary to declare or make any Distributions.

            (K) SUBSIDIARIES. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Lenders have consented.

            (L) CAPITAL EXPENDITURES. Make Capital Expenditures which, in the aggregate, as to Brazos and its Subsidiaries, exceed $250,000 for calendar year 1999.

            (M) BUSINESS LOCATIONS. Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on EXHIBIT B hereto (which shall be updated quarterly so long as no Default or Event of Default exists and, during the existence of a Default or Event of Default, as frequently as shall be requested by Lenders), except upon at least 30 days prior written notice to Agent and at least 30 days after the delivery to Agent of financing statements, if required by Agent, in form satisfactory to Agent to perfect or continue the perfection of Agent's Lien, for the benefit of Lenders, and security interest hereunder.

            (N) [This Section is intentionally omitted.]

            (O) DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of a Borrower's business for so long as no Event of Default exists hereunder, (ii) dispositions expressly authorized by this Agreement or otherwise consented to in writing by Agent and Lenders or authorized by the Court after notice and hearing, and (iii) dispositions in connection with which all of the Pre-Petition Debt and all of the Obligations are paid in full.

            (P) NAME OF BORROWER. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on EXHIBIT D attached hereto, unless Borrowers shall have given Agent and each Lender sixty days prior written notice of such new corporate name, fictitious name, tradestyle or d/b/a.

            (Q) BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

            (R) MARGIN SECURITIES. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to Agent to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations T, U or X or any other regulation of the Federal Reserve Board then in effect.

            (S) RESTRICTED INVESTMENT. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

            (T) STOCK OF SUBSIDIARY, ETC. Sell or otherwise dispose of any shares of capital stock of any Subsidiary of such Borrower, except in connection with a transaction permitted under SECTION 9.2(A), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares.

            (U) TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than Parent and its Subsidiaries.

            (V) LEASES. Become a lessee under any new operating lease (other than a lease under which any Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve consecutive months under the new lease in question and all other operating leases entered into on or after the Filing Date under which any Borrower is then lessee would exceed $100,000.00. The term "RENTALS" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease. Borrowers agree that none of them shall, without the prior consent of Agent, which consent will not be unreasonably withheld, become a lessee under any new lease with a duration of longer than six months.

            (W) COMPROMISE OF ACCOUNTS. Notwithstanding anything herein to the contrary, compromise or settle, or extend the time of payment of, any Account without Agent's prior written consent, unless such compromise, settlement or extension involves an amount of less than $100,000.

            (X) PAYMENT OF CLAIMS. Make any payment of principal or interest on account of any claim against any Borrower that arose prior to the Filing Date, except to the extent authorized by the Court after notice and a hearing.

            (Y) RETURNS TO VENDORS. Enter into any agreement, under Section 546(g) of the Bankruptcy Code, to return any Inventory to any creditor of any Borrower for application against or credit to the claim of such creditor arising on or before the Filing Date, unless, after full performance of any such agreement, no Default or Event of Default would occur as a result thereof and the total amount of the Loans outstanding at the time in question do not exceed the Borrowing Base after giving effect to such agreement.

            (Z) FILINGS OF MOTIONS AND APPLICATIONS. No Borrower shall apply to the Court for authority to take any action that is prohibited by the terms of any of the DIP Financing Documents, refrain from taking any action that is required to be taken by the terms of any of the DIP Financing Documents or permit any Indebtedness or claim to be PARI PASSU with or senior to any of the Obligations.

            (AA) MODIFICATIONS TO DIP ORDERS. No Borrower shall consent to any amendment, supplement or any other modification of any of the terms of the Interim Financing Order or Permanent Financing Order.

SECTION 10.  CONDITIONS PRECEDENT

      Notwithstanding any other provision of this Agreement or any of the other DIP Financing Documents, and without affecting in any manner the rights of Agent and Lenders under the other Sections of this Agreement, it is understood and agreed that the establishment of the DIP Facility and the funding by Lenders of any Loans under SECTION 2 of this Agreement shall be subject to the satisfaction of the conditions precedent set forth below, all to be in form and substance satisfactory to Agent and its counsel (unless Agent and Lenders elect, in their sole and absolute discretion, to waive any one or more of such conditions):

      10.1. DOCUMENTATION. Agent shall have received the following documents and materials, each to be in form and substance satisfactory to Agent and Lenders and their respective counsel:

            (A)   This Agreement, duly executed by Borrowers;

            (B) (i) Post-Petition Revolving Credit Note in favor of Fleet, duly executed by Borrowers, in the form of EXHIBIT A-1 attached hereto, and (ii) Post-Petition Revolving Credit Note in favor of Boston, duly executed by Borrowers, in the form of EXHIBIT A-2 attached hereto;

            (C) The Guaranty Agreements, respectively executed by each Borrower;

            (D) the Stock Pledge Agreement duly executed by Brazos, together with the original stock certificates evidencing all the capital stock in Morning Sun owned by Brazos, together with stock powers duly executed in blank by Brazos;

            (E) All of the other DIP Financing Documents, duly executed by the relevant parties thereto; and

            (F) such other documents, instruments and agreements as Lenders or their legal counsel shall request.

      10.2. OTHER CONDITIONS. The following conditions have been and shall continue to be satisfied:

            (A) No Default or Event of Default shall have occurred and be continuing or shall result from the funding of any requested Loan unless such Default or Event of Default shall have been specifically waived in writing by Lenders;

            (B) The representations and warranties contained herein and the other DIP Financing Documents shall be true and correct as of the date thereof, as if made on the date hereof;

            (C) Borrowers shall have paid to Agent, for its account and the account of Lenders, in immediately available funds, the closing fee set forth in
SECTION 3.1(H), which closing fee is non-refundable and shall be deemed fully earned as of the date of execution of this Agreement;

            (D) The Interim Financing Order shall have been entered, shall be in full force and effect and shall not have been vacated, reversed, modified or stayed in any respect (and, if such Order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending such appeal);

            (E) All fees and expenses payable by Borrowers hereunder shall have been paid in full;

            (F) Not later than thirty (30) days after the date hereof, the Permanent Financing Order shall have been entered; and

            (G) All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lenders and their legal counsel.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      11.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

            (A) PAYMENT OF NOTES. Borrowers shall fail to pay any installment of principal, interest or premium, if any, owing on any Note on the due date of such installment.

            (B) PAYMENT OF OTHER OBLIGATIONS. Borrowers shall fail to pay any of the Obligations that are not evidenced by the Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

            (C) MISREPRESENTATIONS. Any warranty, representation, or other statement made or furnished to Agent and/or Lenders by or on behalf of any Borrower or Guarantor or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

            (D) BREACH OF COVENANTS. Any Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in SECTIONS 4.3, 4.4, 4.5, 4.6, 5.4(B), 9.1(F), 9.1(K), 9.1(P), 9.1(T), 9.1(U), 9.1(V), 9.1(W), 9.1(Y) or
9.2 (other than 9.2(H)) of this Agreement, or (ii) any covenant contained in SECTIONS 5.2 or 5.3 and the breach of such covenant is not cured to Lenders' satisfaction within 2 days after the sooner to occur of any Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect becomes known to any executive officer of any Borrower or (iii) any covenant contained in SECTIONS 9.1(A), 9.1(O), 9.1(J), or 9.2(H) and the breach of such covenant is not cured to Lenders' satisfaction within 5 days after the sooner to occur of any Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect becomes known to any executive officer of any Borrower, or (iv) any other covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in this SECTION 11.1) and the breach of such other covenant is not cured to Lenders' satisfaction within 10 days after the sooner to occur of any Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect becomes known to any executive officer of any Borrower.

            (E) DEFAULT UNDER OTHER DIP FINANCING DOCUMENTS. Any event of default shall occur under, or any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the other DIP Financing Documents and such default shall continue beyond any applicable period of grace.

            (F) OTHER DEFAULTS. (i) There shall occur any default or event of default on the part of any Borrower (including specifically, but without limitation, due to nonpayment) under any agreement, document or instrument to which such Borrower is a party or by which such Borrower or any of its respective Property is bound, creating or relating to any post-Petition Indebtedness (other than the Obligations) in excess of $100,000 if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

            (G) UNINSURED LOSSES; UNAUTHORIZED DISPOSITIONS. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to reasonable deductibles), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

            (H) FILING OF REORGANIZATION PLAN AND RELATED DISCLOSURE STATEMENT. Borrowers shall fail to file their Reorganization Plan and related disclosure statement by July 31, 1999.

            (I) CERTAIN OTHER BANKRUPTCY EVENTS. Any Borrower shall fail to comply with any of the provisions of any of the DIP Orders; a trustee shall be appointed in either or both of the

Chapter 11 Cases; an examiner shall be appointed in either or both of the Chapter 11 Cases with enlarged powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; either or both of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7; Borrowers shall seek confirmation by the Court of any Reorganization Plan other than a Reorganization Plan proposed or accepted in writing by Lenders or any Reorganization Plan that is not accepted in writing by Lenders shall be confirmed by order of the Court, whether or not confirmation thereof is sought by Borrowers, unless such Reorganization Plan (i) provides for the payment in full in cash of all the Obligations prior to the Maturity Date, (ii) does not adversely affect the rights of Agent or Lenders under the DIP Financing Documents, and (iii) does not contain any claims by Borrowers against Agent or Lenders; there shall be filed by any Borrower any motion to sell all or a substantial part of the assets of such Borrower's Estate without Lenders' prior written consent; any Borrower shall file any motion to alter, amend, vacate, supplement, modify, or reconsider, in any respect, any of the DIP Order or, without Lenders' prior written consent, any of the DIP Orders are amended, vacated, stayed, reversed or otherwise modified; the Court shall enter an order granting to any Person other than Agent, for the benefit of Lenders, relief from the automatic stay to foreclose upon a Lien with respect to any assets of a Borrower other than for the holder of the Embroidery IRB as to the property securing the Embroidery IRB and other than a circumstance where the value of the asset is less than $500,000; or any Borrower or any other Person having standing or authority to do so shall challenge the validity, extent, priority or enforceability of any of the Pre-Petition Loan Documents or Pre-Petition Debt.

            (J) ERISA. A Reportable Event shall occur which Lenders shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower is in "default" (as defined in SECTION 4219(C)(5) of ERISA) with respect to payments to a Multi-Employer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

            (K) SUBORDINATED DEBT. Any Borrower shall make any payment on account of Borrower Subordinated Debt other than specifically permitted by the provisions of the subordination agreement relating to such Borrower's Subordinated Debt.

            (L) CHANGE IN CONTROL.A Change in Control shall occur.

            (M) REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Guarantor shall revoke or attempt to revoke the Guaranty Agreement to which it is a party or shall repudiate its liability thereunder or shall be in default under the terms thereof.

            (N) FAILURE OF DIP FINANCING DOCUMENTS. Any covenant, agreement or obligation of any Borrower contained in or evidenced by any of the DIP Financing Documents shall cease to be enforceable or shall be determined to be unenforceable in accordance with its terms; any Borrower shall deny or disaffirm its obligations under any of the DIP Financing Documents or Liens granted in connection therewith; or any Liens granted in any of the Collateral to secure

Obligations hereunder shall be determined to be voidable, invalid or unperfected, or subordinated or not given the priority contemplated by this Agreement.

            (O) SUBSTANTIVE CONSOLIDATION WITH A NON-BORROWER. Any Borrower is substantively consolidated with any Person other than another Borrower in any proceeding under the Bankruptcy Code.

      11.2. ACCELERATION OF THE OBLIGATIONS; TERMINATION OF DIP FACILITY. Without in any way limiting the right of Agent and/or Lenders to demand payment of any portion of the Obligations payable on demand in accordance with SECTION
3.3 hereof, upon or at any time after the occurrence of an Event of Default as above provided, (i) all or any portion of the Obligations due or to become due from Borrower to Agent and/or any Lender (whether under this Agreement, or any of the other DIP Financing Documents or otherwise) shall, at Lenders' option, become at once due and payable without presentment, demand, protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration, or any other notice whatsoever, and Borrower shall forthwith pay to Agent, for the account of Lenders, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations, and/or (ii) Lenders may, at their option, terminate the DIP Facility.

      11.3. REMEDIES. Upon and after the occurrence of an Event of Default (but subject at all times to any limitation in the DIP Order), Agent, with the prior consent of Lenders and on behalf of Lenders, shall have and may exercise from time to time the following rights and remedies, upon giving 5 Business Days notice to Borrowers, the U.S. Trustee and any official statutory committee created in connection with the administration of the relevant Estate, of the lifting the automatic stay pursuant to Section 362 of the Bankruptcy Code, whereupon after such notice has been given the automatic stay pursuant to
Section 362 of the Bankruptcy Code shall be automatically lifted:

            (A)   All rights of set off;

            (B) The right to collect Accounts, Chattel Paper, Instruments and General Intangibles and all other rights of Borrowers to the payment of money from any Person obligated therefor; and all of the other rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Agent or any Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other DIP Financing Documents.

            (C) The right to take immediate possession of the Collateral, and
(i) to require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrowers or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of a Borrower, such Borrower agrees not to charge Lender for storage thereof).

            (D) The right to sell or otherwise dispose of all or any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its discretion, may deem advisable. Borrowers agree that ten days written notice to Borrowers of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Agent shall have the right to conduct such sales on Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent or any Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

            (E) The right to foreclose or otherwise realize upon any real Property forming a part of the Collateral in accordance with the Mortgages and applicable law.

            (F) Agent, for the benefit of Lenders, is hereby granted a license and a right to use, without charge, (i) each Borrower's Equipment, and all other Property of each Borrower deemed useful by Agent, in finishing out and preparing for sale and selling any Collateral and (ii) each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, licenses and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and in collecting any of the Accounts, and each Borrower's rights under all licenses and all franchise agreements shall inure to Agent's and Lenders' benefit. Such rights and licenses hereunder of Agent shall continue until the earlier to occur of (x) disposition of all the Collateral and collection of all the Accounts or (y) payment in full of all Obligations and termination of all obligations under this Agreement of Agent and Lenders. As to licenses held by each Borrower for the manufacture of trademarked goods, Agent and Lenders acknowledge that the foregoing sentences shall not entitle Agent or Lender to manufacture or finish-out inventory in violation of the provisions of such licenses. In addition to and not in limitation of the foregoing provisions, each Borrower agrees that if it can not legally grant to Agent, for the benefit of Lenders, any of the licenses or rights described above, each Borrower will use its best efforts to obtain for Agent and Lenders substantially the same rights, benefits and protections Agent and Lenders otherwise would have received from the grant of such right or license.

            (G) The proceeds realized from the sale of any Collateral may be applied, after allowing two Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivery any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations and fourthly, at the option of Agent, to the establishment of a cash collateral fund to be held as a reserve to fund future drawings made under Letters of Credit issued by Agent or Bank and future LC Payments. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

      11.4. REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other DIP Financing Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Agent and/or any Lender or contained in any other agreement between Agent or any Lender and any Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The rights, remedies, powers and privileges of Agent and Lenders hereunder and under the DIP Financing Documents shall be in addition to and cumulative with, and not in lieu of, all of the rights, remedies, powers and privileges of Agent and Lenders under the Pre-Petition Loan Agreement and all instruments, agreements and documents executed in connection therewith or referred to therein. The failure or delay of Agent or any Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Agent and/or any Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

SECTION 12.  THE AGENT

      12.1. APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other DIP Financing Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its DIP Facility Limit, the Advances made by it, and the Note issued to it, Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent, in its capacity as a Lender. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower and its Affiliates, and any Person which may do business with such Borrower or its Affiliates, all as if Agent were not Agent hereunder and without any duty to account therefor to Lenders.

      12.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to Agent.

      12.3. CONSULTATION WITH COUNSEL. Lenders agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      12.4. DOCUMENTS. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the DIP Financing Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

      12.5. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to Lenders and Borrowers and the Agent may be removed at any time with or without cause by any number of Lenders whose aggregate Revolving Commitment Percentages total at least 51%. Upon any such resignation or removal, Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance by any Person of any appointment as successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was acting as Agent.

      12.6. RESPONSIBILITY OF AGENT. It is expressly understood and agreed that the obligations of Agent under the DIP Financing Documents are only those expressly set forth in the DIP Financing Documents and that Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from Borrower or a Lender that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the DIP Financing Documents, except for its own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the DIP Financing Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or discretion, or which may seem to it to be necessary or desirable in the premises.

      Agent shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any document referred to or provided for herein or for any failure by any Borrower to perform any of its obligations hereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      The relationship between Agent and each of the Lenders is only that of agent and principal and has no fiduciary aspects. Nothing in this Agreement or elsewhere contained shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for any Borrower. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Lenders and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law.

      12.7. NOTICES OF EVENT OF DEFAULT. In the event that Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, Agent shall promptly give notice thereof to the Lenders.

      12.8. REQUESTS FOR INFORMATION. In the event that Agent shall have received any information, notices, or documents of any kind which are not required to be provided to Lenders pursuant to the terms of this Agreement, Agent shall, upon any Lender's request, use its best efforts to provide copies of the same to such Lender. In addition, contemporaneously with the giving of the settlement notice pursuant to SECTION 2.3(C) hereof, Agent shall deliver to each Lender an analysis of Borrowers' Borrowing Base and availability as of the preceding Business Day, detailed to show Collateral categories and ineligibles.

      12.9. INDEPENDENT INVESTIGATION. Each of the Lenders severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrowers in connection with the making and continuation of its participation in the Loans hereunder and has not relied exclusively on any information provided to such Lender by Agent in connection herewith, and each Lender represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the creditworthiness of Borrowers while the Loans are outstanding or its DIP Facility Limit hereunder is in force.

      12.10.INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers), ratably according to their respective Revolving Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the DIP Financing Documents or any action taken or omitted by Agent under the DIP Financing Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

      12.11.BENEFIT OF SECTION 12. The agreements contained in SECTION 12 hereof are solely for the benefit of Agent and Lenders, and are not for the benefit of, or to be relied upon by, Borrowers, or any third party.

SECTION 13.  MISCELLANEOUS

      13.1. POWER OF ATTORNEY. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, without notice to such Borrower and in either such Borrower's or Agent's name, but at the cost and expense of Borrowers:

            (A) At such time or times hereafter as Agent or said agent may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or any Lender or under Agent's or any Lender's control; and

            (B) At such time or times upon or after the occurrence of an Event of Default as Agent or its agent may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable;
(iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lenders on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, and any other Collateral and to which such Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement.

      13.2. INDEMNITY. EACH BORROWER HEREBY INDEMNIFIES, HOLDS HARMLESS, AND SHALL DEFEND AGENT, LENDERS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES ("INDEMNIFIED PERSONS") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, COSTS, EXPENSES, SUITS, ACTIONS AND PROCEEDINGS EVER SUFFERED OR INCURRED BY ANY INDEMNIFIED PERSON ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LOSSES CAUSED BY THE NEGLIGENCE

OF SUCH INDEMNIFIED PERSON, BUT NOT INCLUDING ANY LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON, AND EACH BORROWER SHALL REIMBURSE THE AGENT, LENDERS AND EACH OTHER INDEMNIFIED PERSON FOR ANY EXPENSES (INCLUDING IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING THEREFROM, INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUESTS OR SUBPOENAS, REGARDLESS OF WHETHER AGENT, SUCH LENDER OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST AGENT, ANY LENDER OR ANY OTHER INDEMNIFIED PERSON BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF BORROWERS' OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. EACH INDEMNIFIED PERSON MAY SELECT ITS OWN COUNSEL WITH RESPECT TO ANY LOSSES, IN ADDITION TO BORROWERS' COUNSEL, AND SHALL BE INDEMNIFIED THEREFOR HEREUNDER. NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, THE OBLIGATION OF EACH BORROWER UNDER THIS SECTION 13.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

      13.3. MODIFICATION OF AGREEMENT. All modifications, consents, amendments or waivers of any provision of any DIP Financing Document, or consent to any departure by any Borrower therefrom, shall be effective only if the same shall be in writing and concurred in by Lenders, and then shall be effective only in the specific instance and for the purpose for which given.

      13.4. REIMBURSEMENT OF EXPENSES. Without limiting Borrowers' obligations for payment of expenses as provided elsewhere in this Agreement or in any other DIP Financing Document, if, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Agent or any Lender employs counsel for advice or other representation, or incurs reasonable legal expenses or other reasonable costs or out-of-pocket expenses in connection with:
(A) the negotiation and preparation of this Agreement or any of the other DIP Financing Documents or any amendment of or modification of this Agreement or any of the other DIP Financing Documents; or (B) the administration of this Agreement or any of the other DIP Financing Documents and the transactions contemplated hereby and thereby; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other DIP Financing Documents, or any Borrower's affairs; (D) any attempt to enforce any rights of Agent or any Lender against any Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other DIP Financing Documents, including, without limitation, the Account Debtors; or (E) the exercise or enforcement of any rights, remedies or privileges of Agent or any Lender under the DIP Financing Documents or applicable law; (F) the analysis of information received in connection with any of the DIP Financing Documents; (G) the audit of any Collateral or any Borrower's books and records;
(H) the granting of any consents or waivers requested in connection with the DIP Financing Documents; (I) the collection of any Obligation; or (J) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Agent or any Lender or relating to any of the events or actions described in this SECTION 13.4 shall be payable, on demand and upon presentation of an itemized statement, by Borrowers to Agent or such Lender, as the case may be, and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include appraisal fees; audit fees; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; consulting fees, costs and expenses; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other services, and Agent or such Lender shall not be obligated to give Borrowers any notice prior to incurring any such expenses. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Agent or any Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other DIP Financing Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrowers will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Agent or such Lender harmless from and against liability in connection therewith. Notwithstanding anything to the contrary contained in this Agreement, any payment to Agent and Lenders as reimbursement for attorney's fees and other legal expenses shall (to the extent required by applicable law or Court procedure) be subject to prior approval of the Court as to the reasonableness of the amount of such fees and expenses.

      13.5. INDULGENCES NOT WAIVERS. Agent's and/or Lenders' failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender of an Event of Default under this Agreement or any of the other DIP Financing Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any of the other DIP Financing Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement or any of the other DIP Financing Documents and no Event of Default under this Agreement or any of the other DIP Financing Documents shall be deemed to have been suspended or waived by Agent and/or Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrowers.

      13.6. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      13.7. SUCCESSORS AND ASSIGNS; PARTICIPATIONS BY LENDER. This Agreement and the other DIP Financing Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers, Agent and Lenders; PROVIDED, HOWEVER, that Borrowers may not sell, assign or transfer any interest in this Agreement or any other DIP Financing Document, or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers and duties hereunder or thereunder. Any purported assignment by any Borrower in violation of this SECTION 13.7 shall be void, without Lenders' prior written consent. Borrowers hereby consent to Agent's and/or any Lender's participation, sale, assignment, transfer or of the disposition, at any time or times hereafter, of this Agreement, any other DIP Financing Document, or any other Obligations, or of any portion hereof or thereof, including, without limitation, Agent's and Lenders' rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were the original "Agent" or "Lender" (as the case may be) hereunder, Agent or Lender (as the case may be) shall be relieved of all obligations hereunder upon any such assignment. In the case of a participation, (i) each participating lender shall be entitled to receive all information received by Agent regarding the creditworthiness of Borrowers, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether such participating lender is subject to the circular or not), (ii) Borrowers shall execute new Notes in favor of each Lender and (iii) each Lender's pro rata share of the Loans shall be adjusted accordingly.

      13.8. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the other DIP Financing Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in SECTION 3.3 of this Agreement and except as otherwise provided in any of the other DIP Financing Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other DIP Financing Documents, the provision contained in this Agreement shall govern and control.

      13.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      13.10. NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by hand delivery or by overnight courier or by facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when hand delivered or, in the case of delivery to an overnight courier, upon receipt by the receiving party, or, in the case of facsimile transmission notice, when sent, answerback received, addressed as follows:

      (A)      If to Agent:      Fleet Capital Corporation
                                 2711 North Haskell, Suite 2100
                                 Dallas, Texas 75204
                 Attention:      Loan Administration Manager
                                 Facsimile: (214) 828-6530

               with a courtesy
               copy to:          Patton Boggs LLP
                                 2200 Ross Avenue, Suite 900
                                 Dallas, Texas 75201
                                 Attention:  Clifton R. Jessup, Esq.
                                 Facsimile:  (214) 871-2688

      (B)      If to Borrowers   Brazos Sportswear, L.L.C.
                                 Morning Sun, Inc.
                                 4101 Founders Boulevard
                                 Batavia, Ohio  45103-2553
                                 Attention:  President
                                 Facsimile:  (513) 752-8508

               with a courtesy
               copy to:          Porter & Hedges, L.L.P.
                                 700 Louisiana, 35th Floor
                                 Houston, Texas 77002-2764
                                 Attention: William W. Wiggins, Jr., Esq.
                                 Facsimile:  (713) 228-4935

                                 Skadden, Arps, Slate, Meagher & Flom LLP
                                 One Rodney Square
                                 P.O. Box 636
                                 Wilmington, Delaware  19899-0636
                                 Attention:  Mark S. Chehi, Esq.
                                 Facsimile:  (302) 652-3001

      (C) If to Lenders: Fleet Capital Corporation 2711 North Haskell, Suite 2100 Dallas, Texas 75204
                                 Attention: Loan Administration Manager
                                 Facsimile: (214) 828-6530

                                 BankBoston, N.A.
                                 115 Perimeter Center Place, N.E., Suite 500
                                 Atlanta, Georgia 30346
                                 Attention: Norris C. Locke
                                 Facsimile: (770) 393-4166

               with a courtesy
               copy to:          Patton Boggs LLP
                                 2200 Ross Avenue, Suite 900
                                 Dallas, Texas  75201
                                 Attention:  Clifton R. Jessup, Jr., Esq.
                                 Facsimile:  (214) 871-2688

                                 BankBoston, N.A.
                                 100 Federal Street
                                 Mailstop 01-26-01
                                 Boston, Massachusetts  02110
                                 Attention:  Mark I. Fogel, Esq.
                                 Facsimile:  (617) 434-7980

or to such other address as each party may designate for itself by like notice given in accordance with this SECTION 13.10; PROVIDED, HOWEVER, that any notice, request or demand to or upon Agent or any Lender pursuant to SECTIONS 2.3 or 3.3 shall not be effective until received by Agent or such Lender. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

      13.11. AGENT'S OR LENDERS' CONSENT. Whenever Agent's or Lenders' consent is required to be obtained under this Agreement, any of the other DIP Financing Documents as a condition to any action, inaction, condition or event, Agent or Lenders shall be authorized to give or withhold such consent in its sole and absolute discretion (unless otherwise specifically provided herein) and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

      13.12. DEMAND OBLIGATIONS. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Agent's and/or Lenders' requiring payment of such Obligations.

      13.13. TIME OF ESSENCE. Time is of the essence of the DIP Financing Documents.

      13.14. ENTIRE AGREEMENT. This Agreement and the other DIP Financing Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

      13.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

      13.16. NONAPPLICABILITY OF CHAPTER 346 OF TEXAS FINANCE CODE. Borrower and Lenders hereby agree that, except for SECTION 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other DIP Financing Documents.

      13.17. NO PRESERVATION OR MARSHALING. Borrowers agree that neither Agent nor any Lender shall have any obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

      13.18. GOVERNING LAW. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN, FOR THE BENEFIT OF LENDERS, UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OR ANY LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS.

      13.19. WAIVERS BY BORROWERS. EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND LENDERS HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE DIP FINANCING DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT AND LENDERS ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD; (C) SUBJECT TO THE FIVE (5) BUSINESS DAYS

NOTICE PROVIDED FOR IN SECTION 11.3 HEREOF, NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT OR ANY LENDER TO EXERCISE ANY OF AGENT'S OR ANY LENDER'S REMEDIES; (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (E) ANY RIGHT ANY BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE AGENT AND/OR ANY LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF SUCH BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY SUCH BORROWER, AND BY ANY PERSON WHOSE LOANS TO SUCH BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING AGENT AND LENDERS FROM ANY LOSS OR DAMAGE AGENT AND EACH LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY AGENT OR ANY LENDER FROM SUCH BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (F) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      13.20. RELEASE. EACH BORROWER HEREBY AGREES AND ACKNOWLEDGES THAT (A) IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER, OR (B) IF IT HAS ANY SUCH DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND, IN CONSIDERATION OF AGENT'S AND LENDERS' EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE LOANS MADE IN CONNECTION HEREWITH, EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER, EACH OF THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON

OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT, ANY LENDER, EACH OF THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE OTHER DIP FINANCING DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT. THE PARTIES HERETO AGREE AND ACKNOWLEDGE THAT THE ABOVE PROVISIONS OF THIS SECTION 13.20 ARE AGREEMENTS OF THE BORROWERS AND DO NOT LIMIT THE RIGHTS OF THIRD PARTIES IN THE CHAPTER 11 CASES.

      13.21. WAIVER OF CONSUMER RIGHTS. EACH BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF SUCH BORROWER'S OWN SELECTION, EACH BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. EACH BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT SUCH BORROWER (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO AGENT AND/OR LENDERS, AND (B) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

      EACH BORROWER HAS READ AND UNDERSTANDS SECTION 13.21: ______(INITIALS)

      13.22. ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER DIP FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed and effective as of the day and year specified at the beginning hereof.

                                          "BORROWERS"

                                          BRAZOS SPORTSWEAR, L.L.C.


                                          By:   /S/ F. CLAYTON CHAMBERS
                                                F. Clayton Chambers
                                                Vice President


                                          MORNING SUN, INC.


                                          By:   /S/ F. CLAYTON CHAMBERS
                                                F. Clayton Chambers
                                                Vice President


                                          BRAZOS EMBROIDERY, INC.


                                          By:   /S/ F. CLAYTON CHAMBERS
                                                F. Clayton Chambers
                                                Vice President


                                          "AGENT"

                                          FLEET CAPITAL CORPORATION
                                          as Agent


                                          By:   /S/
                                          Name:
                                          Title:

                                          "LENDERS"

                                          FLEET CAPITAL CORPORATION,
                                          in its individual capacity


                                          By:   /S/
                                          Name:
                                          Title:


                                          BANKBOSTON, N.A.


                                          By:   /S/
                                          Name:
                                          Title: